UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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Notice of 2016 Annual Meeting of Shareholders and Proxy Statement

ConAgra Foods, Inc. 222 West Merchandise Mart Plaza Suite 1300 Chicago, Illinois 60654

August 10, 2016

Dear Fellow Shareholder:

I am pleased to invite you to join us for the ConAgra Foods, Inc. Annual Meeting of Shareholders, which will be held on Friday, September 23, 2016, at 8:30 a.m. Central Daylight Time at the Hyatt Regency Chicago at 151 East Wacker Drive, West Tower, Crystal Ballroom A in Chicago, Illinois.

The Annual Meeting will include a report on our business, a discussion of and voting on the matters described in the Notice of 2016 Annual Meeting of Shareholders and Proxy Statement, and a question-and-answer session.

Thank you for your continued investment in ConAgra Foods, Inc.

Sincerely,

Sean Connolly

Chief Executive Officer

Notice of 2016 Annual Meeting of Shareholders

Date and Time

Friday, September 23, 2016

8:30 a.m. Central Daylight Time

(Registration will begin at 7:30 a.m. CDT)

Place

Hyatt Regency Chicago, West Tower

Crystal Ballroom A

151 East Wacker Drive

Chicago, Illinois 60601

If you attend the meeting, you will be asked to present a valid form of government-issued photo identification and an admission ticket or bank/brokerage statement to confirm stock ownership as of the record date.

Audiocast

If you cannot attend the meeting in person, you may join a live audiocast on the Internet by visiting http://investor.conagrafoods.com at 8:30 a.m. Central Daylight Time on September 23, 2016.

Whether or not you plan to join us in person, please be sure to vote your shares by proxy. It is important that your shares be represented.

Items of Business

●	To elect as directors the 11 nominees named in the Proxy Statement
●	To ratify the appointment of KPMG LLP as our independent auditor for fiscal 2017
●	To vote to approve, on a non-binding advisory basis, the compensation of our named executive officers
●	To transact any other business properly brought before the meeting

Who May Vote

Shareholders of record as of the close of business on July 29, 2016 are entitled to notice of and to vote at the meeting and at any postponements or adjournments thereof.

August 10, 2016

Colleen Batcheler

Corporate Secretary

Notice of Internet Availability of Proxy Materials

We are pleased to provide access to our proxy materials via the Internet.

Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended May 29, 2016 are available at http://investor.conagrafoods.com. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of our Notice of Annual Meeting, Proxy Statement and Annual Report unless you specifically request a copy. You may request a paper copy by following the instructions on the Notice of Internet Availability of Proxy Materials.

We began making our proxy materials first available on or about August 10, 2016.

Summary of the Proxy Statement

We have included this summary of the Proxy Statement to assist as you review the proposals to be acted upon. The following information is only a summary, and you should read the entire Proxy Statement before voting.

Voting Items:	Board Recommendation	Page

Item #1 – Election as directors of 11 nominees named in the Proxy Statement	FOR all nominees	2

Item #2 – Ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2017	FOR	64

Item #3 – Vote to approve, on a non-binding advisory basis, the compensation of our named executive officers	FOR	65

 We will also transact any other business that is properly brought before the meeting.

Fiscal 2016 Highlights

Fiscal 2016 was a year of transformation for ConAgra Foods. In Mr. Sean Connolly’s first full fiscal year as our Chief Executive Officer, he quickly mobilized the organization in pursuit of a new strategic path. Based on specific business imperatives outlined by Mr. Connolly and the rest of our management team at the beginning of the year, we developed a fiscal 2016 plan to expand margins in the Consumer Foods business, continue the track record of solid volume and profit delivery in the Commercial Foods business and pursue strategic alternatives for our Private Brands business. Management also launched work internally to develop a major cost reduction initiative.

During fiscal 2016, the company took meaningful steps toward becoming a higher-margin, more contemporary and higher-performing company by delivering against each of our imperatives. We delivered on our adjusted EPS (as defined below) goal, grew operating profit in our segments by more than 5%, developed a robust plan to deliver $300 million in annual run-rate efficiencies by the end of fiscal 2018, began meaningfully transforming our portfolio, strengthened our balance sheet, took bold steps to transform our culture and maintained our annual dividend rate of $1.00 per share.

Our strong performance in fiscal 2016 drove above-target payouts under our fiscal 2016 Management Incentive Plan and impacted the payout determinations under the fiscal 2014 to 2016 cycle (and a portion of the fiscal 2016 to 2018 cycle) of our Performance Share Plan. More specifically:

•

Our fiscal 2016 annual, cash-based Management Incentive Plan funded and paid out at above-target levels, due to the company’s earnings performance during fiscal 2016 and the individual contributions of our executives.

•

Under the fiscal 2014 to 2016 cycle of our long-term, stock based Performance Share Plan, we achieved above-threshold but below-target earnings before interest, taxes, depreciation and amortization return on capital and a payout equal to 25% of target was authorized for each named executive officer. For these awards, strong performance in fiscal 2016 was insufficient to overcome weaker financial performance in fiscal years 2014 to 2015.

•

Under the first 1/3 of the fiscal 2016 to 2018 cycle of the Performance Share Plan, the company achieved results that aligned to maximum awards. However, this cycle remains outstanding, and payouts under the program remain contingent on the company’s achievement of adjusted EPS goals for fiscal years 2017 and 2018.

During the performance period relevant to compensation decisions for the fiscal year ended 2016, the closing market price of our common stock rose from $38.87 per share on the first trading day of fiscal 2016 to $45.29 per share on the last trading day of fiscal 2016. With dividends, this represents a total return to shareholders of 19.1%. On a three-year basis, the closing market price of our common stock grew from $34.98 per share on the first trading day of fiscal 2014 to $45.29 per share on the last trading day of fiscal 2016. With dividends, this represents a total return to shareholders of 38.1%.

The Human Resources Committee of the Board of Directors, which we refer to as the HR Committee, believes that these outcomes appropriately reflect its pay-for-performance philosophy, which is focused on compensating executives based on performance and aligning management’s interests with those of our shareholders. It has applied this philosophy in prior years, and we have received strong shareholder support for our “say-on-pay” voting item (Item #3 in this Proxy Statement). The HR Committee intends to continue focusing on compensating executives based on impact and aligning management’s interests with those of our shareholders.

i

Proxy Statement

ConAgra Foods, Inc.

222 West Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

We are furnishing this Proxy Statement to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the ConAgra Foods, Inc. 2016 Annual Meeting of Shareholders, which we refer to as the 2016 Annual Meeting. We are first making our proxy materials available to shareholders on or about August 10, 2016.

Shareholders of record as of the close of business on July 29, 2016 are entitled to attend and to vote at the 2016 Annual Meeting and at any postponements or adjournments of the 2016 Annual Meeting. On July 29, 2016, there were 439,346,028 voting shares of common stock of ConAgra Foods, Inc., par value $5.00 per share, issued and outstanding. Each share of common stock is entitled to one vote for each director to be elected and one vote for each of the other matters to be voted on.

Your vote is very important. The Board of Directors recommends that you submit a proxy card in advance of the 2016 Annual Meeting to ensure that the shares of common stock you own will be voted as you direct even if you are unable to attend the 2016 Annual Meeting.

If you hold shares of common stock of ConAgra Foods in your own name (known as ownership “of record”), you may attend the meeting and vote your shares in person or you may vote your shares by proxy in one of the following manners:

•	By completing, signing, dating and returning (in the postage-paid envelope provided) the proxy card enclosed with paper copies of our proxy materials;

•	By visiting the Internet at www.proxyvote.com and following the instructions; or

•	By calling (800) 690-6903 on a touch-tone telephone and following the recorded instructions.

Internet and telephone voting is available through 11:59 p.m. Eastern Time on Tuesday, September 20, 2016 for shares held in the ConAgra Foods Retirement Income Savings Plan, the ConAgra Foods Employee Stock Purchase Plan and the TreeHouse Private Brands Retirement Income Savings Plan. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Thursday, September 22, 2016 for all other shares.

If a broker, bank or other nominee holds your stock (also known as ownership in “street name”), your broker, bank or nominee, as applicable, will send you a voting instruction form. You may vote your shares by completing, signing, dating and returning the voting instruction form according to the instructions provided by your broker, bank or other nominee. If you wish to vote in person at the meeting, you must obtain from your broker, bank or nominee a legal proxy executed in your favor.

Please see “Additional Information” at the end of this Proxy Statement for more information about voting.

Voting Item #1 – Election of Directors

Voting Item #1 – Election of Directors

Identification of Director Nominees

ConAgra Foods’ business is managed under the direction of the Board of Directors of ConAgra Foods, which we refer to in this Proxy Statement as the Board. Based on a recommendation of the Board’s Nominating, Governance and Public Affairs Committee, which we refer to as the N/G/PA Committee, the Board has nominated the 11 directors named in this Proxy Statement for election at the 2016 Annual Meeting. Information about each of the 11 nominees for director is set forth on the pages that follow. If elected, each of the directors will hold office until the ConAgra Foods 2017 Annual Meeting of Shareholders, or the 2017 Annual Meeting, and until their successors have been elected and qualified. We have no reason to believe that any of the nominees for director will be unable to serve if elected.

All of the 11 nominees for director currently serve as members of the Board and were elected by shareholders at the ConAgra Foods 2015 Annual Meeting of Shareholders, or the 2015 Annual Meeting.

Mr. Bradley A. Alford and Mr. Timothy R. McLevish were appointed to the Board effective July 17, 2015. The appointment of Messrs. Alford and McLevish resulted from discussions between the company and JANA Partners LLC. On July 8, 2015, we entered into an agreement with JANA Partners pursuant to which we appointed Messrs. Alford and McLevish to the Board and nominated them for election by shareholders at the 2015 Annual Meeting. JANA Partners agreed to customary standstill provisions and voting commitments. On May 27, 2016, we and JANA Partners agreed to amend and restate the agreement. Messrs. Alford and McLevish were re-nominated for election by shareholders at the 2016 Annual Meeting pursuant to the agreement, as amended and restated. The agreement, as amended and restated, is more fully described in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on May 31, 2016.

Separately, one current member of the Board, Mr. Andrew J. Schindler, age 72, has not been re-nominated. Mr. Schindler has attained the mandatory retirement age under our Corporate Governance Principles and is retiring as of the 2016 Annual Meeting. At such time, the Board will be reduced to 11 members. The Board thanks Mr. Schindler for his many years of exemplary service.

If any nominee other than Mr. Alford or Mr. McLevish becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote the proxies for a substitute or to reduce the size of the Board. If during the standstill period either Mr. Alford or Mr. McLevish becomes unavailable to serve as a director, JANA Partners retains the right to identify a successor, who must be reasonably satisfactory to ConAgra Foods.

Consideration of Director Independence

The Board has determined that 10 of our 11 nominees for director – directors Alford, Brown, Butler, Goldstone, Gregor, Johri, Jurgensen, Lenny, Marshall and McLevish – have no material relationships with ConAgra Foods and are independent within the meaning of applicable independence standards. The Board has also determined that each of Mr. Mogens Bay and Mr. Kenneth Stinson, each of whom served as a director during fiscal 2016, as well as Mr. Schindler, who will retire from the Board as of the 2016 Annual Meeting, had no material relationships with ConAgra Foods and was independent within the meaning of applicable independence standards during his tenure.

In making its independence determinations, the Board applied the listing standards of the New York Stock Exchange, or NYSE, and the categorical independence standards contained in our Corporate Governance Principles. The Board considers even immaterial relationships in its decision-making process to ensure a complete view of each director’s independence.

The Board also reviewed our commercial relationships with companies on whose boards members of the Board served during fiscal 2016 (i.e., Information Resources, Inc., Ford Motor Company, McDonald’s Corporation, Warburg Pincus LLC

Voting Item #1 – Election of Directors

portfolio companies and Unified Grocers, Inc.) or where members of the Board previously served as an executive officer (i.e., Kraft Foods Group, Inc., Walgreen Co. and Campbell Soup Company). The relationships with these companies involved ConAgra Foods’ purchase or sale of products and services in the ordinary course of business on arms-length terms in amounts and under other circumstances that did not affect the relevant directors’ independence under our Corporate Governance Principles or under applicable law and NYSE listing standards.

In addition to satisfying our independence standards, each member of the Audit / Finance Committee of the Board must satisfy an additional SEC independence requirement that provides that the member may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than his or her director’s compensation and may not be an “affiliated person” of ConAgra Foods. Each member of the Audit / Finance Committee satisfies this additional independence requirement.

Similarly, the SEC and NYSE have adopted rules relating to the independence of members of the Human Resources Committee of the Board, or the HR Committee. These rules require consideration of the source of HR Committee member compensation, including any consulting, advisory or other compensatory fees paid to the HR Committee member, and HR Committee member affiliation with us, any of our subsidiaries or any affiliates of our subsidiaries. Each member of the HR Committee satisfies these additional independence requirements.

Consideration of Director Nominees’ Skills and Qualifications

The Board has a director succession planning process designed to provide for a highly independent, well-qualified Board that has the diversity, experience and background to be effective and provide strong oversight. The Board regularly evaluates the needs of ConAgra Foods and adds new skills and qualifications to the Board as appropriate. The Board desires its members to collectively hold a broad range of skills, education, experiences and qualifications that can be leveraged for the benefit of the company and its shareholders.

The Board is particularly interested in maintaining a mix of skills, qualifications, backgrounds and experiences that include the following:

• Broad leadership experience	• Corporate governance expertise

• Consumer Packaged Goods expertise	• Risk and compliance oversight expertise

• Financial acumen	• Operations acumen

• A track record of innovation	• Agricultural understanding

• M&A experience	• Public policy experience

• International expertise	• Retail expertise

In addition, directors are expected to demonstrate high standards of ethics and integrity and commit sufficient time to effectively carry out the duties of a director. For additional information on the director nomination process, please see “Board Committees – N/G/PA Committee – Director Nomination Process” below.

A short biography for each nominee for director follows.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications
Bradley A. Alford Age – 60 Retired CEO & Chairman Nestlé USA Director Since July 17, 2015 Independent

Mr. Alford served as the Chief Executive Officer and Chairman of Nestlé USA (a food and beverage company) from January 2006 to October 2012. Mr. Alford has approximately 35 years of experience in the consumer food and packaged goods industry. Prior to leading Nestlé USA, Mr. Alford held a variety of senior leadership roles across the Nestlé organization, including President and CEO of Nestlé Brands from 2003 to December 2005 and President, Confections & Snacks Division, Nestlé USA from 2000 to 2003. Mr. Alford also held various senior roles within Nestlé on a global basis since 1980. Mr. Alford has served as a director of Avery Dennison Corporation (a paper products company) since April 2010 and of Unified Grocers, Inc. (a wholesale grocery products company) since July 2014.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Alford:

•  Broad Leadership Experience:  Broad leadership capabilities and insights from service as Chief Executive Officer and Chairman of Nestlé USA;

•  Consumer Packaged Goods Experience:  Over 35 years’ experience in the consumer food and packaged goods industry, with deep knowledge in the food and beverage segments;

•  International Experience:  Extensive involvement in global operations and international management assignments; and

•  Significant M&A Experience:  Significant mergers and acquisitions and integration experience from his career in the food and beverage industry.

Thomas K. Brown Age – 60 Retired Group VP, Global Purchasing, Ford Motor Company Director Since October 15, 2013 Independent

Mr. Brown served as Group Vice President, Global Purchasing with Ford Motor Company (a motor vehicles manufacturer) from 2008 until his retirement in August 2013. Mr. Brown served in various leadership capacities in global purchasing after joining Ford Motor Company in 1999. Prior to joining Ford Motor Company, he served in leadership positions at United Technologies Corporation (as Vice President, Supply Chain), QMS, Inc. and Digital Equipment Corporation. He has served as a director of Tower International, Inc. (a metal component manufacturing company) since April 2014 and of 3M Company (a global innovation company) since August 2013.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Brown:

•  Broad Leadership Experience:  Broad leadership capabilities and insights from his experience in leadership roles at Ford Motor Company and other companies;

•  International Experience:  Vast experience in global purchasing and supply chain at Ford Motor Company and other companies;

•  Operations Acumen:  Extensive knowledge of and involvement in global purchasing and supply chain leadership at Ford Motor Company and other companies; and

•  Corporate Governance Experience:  Understanding of governance issues facing public companies from his board service to other public companies.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications

Stephen G. Butler Age – 68 Retired Chairman & CEO, KPMG LLP Director Since May 16, 2003 Independent

Mr. Butler served as the Chairman and Chief Executive Officer of KPMG LLP (a national public accounting firm) from 1996 until his retirement in June 2002 and as Chairman of KPMG International from 1999 until his retirement. He held a variety of management positions, both in the United States and internationally, during his 34-year career at KPMG. Mr. Butler has served as a director of Ford Motor Company (a motor vehicles manufacturer) since 2004 and served as a director of Cooper Industries plc (an electrical products manufacturer) from 2002 until 2012.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Butler:

•  Broad Leadership Experience:  Strong leadership capabilities and insights from service as Chairman and Chief Executive Officer of KPMG;

•  Financial Acumen and Risk Management:  Expertise in accounting and finance, both in the U.S. and internationally, based on a 34-year career with KPMG;

•  International Experience:  Leadership of a global organization, including service as Chairman of KPMG International; and

•  Corporate Governance Experience:  Broad understanding of governance issues facing public companies from his board service to other public companies.

Sean M. Connolly Age – 51 President & CEO, ConAgra Foods, Inc. Director Since April 6, 2015

Mr. Connolly has served as our President and Chief Executive Officer and a member of the Board since April 6, 2015. Previously, he was President and Chief Executive Officer and a director of The Hillshire Brands Company (a branded food products company) from June 2012 to August 2014; Executive Vice President of Sara Lee Corporation (the predecessor to Hillshire) and Chief Executive Officer, Sara Lee North American Retail and Foodservice, from January 2012 to June 2012. Prior to joining Hillshire, Mr. Connolly served as President of Campbell North America, the largest division of Campbell Soup Company (a branded convenience food products company), from October 2010 to December 2011; President, Campbell USA from 2008 to 2010; and President, North American Foodservice for Campbell from 2007 to 2008. Before joining Campbell in 2002, he served in various marketing and brand management roles at The Procter & Gamble Company (a branded consumer product goods company).

Summary of experiences, qualifications and skills considered in nominating Mr. Connolly:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, including through service to The Hillshire Brands Company, Campbell Soup Company and other food and consumer goods companies;

•  Consumer Packaged Goods Experience:  Broad responsibility for management and financial results of branded food and foodservice businesses, including significant marketing and brand management experience;

•  Growth Creator:  Deep leadership capabilities and insights from service to other food companies with an extensive career focused on and committed to building leading consumer brands in the food industry; and

•  Deep M&A Focus:  Transactional experience from his experience with several companies in the food and consumer goods industry.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications

Steven F. Goldstone Age – 70 Manager, Silver Spring Group, LLC Director Since December 11, 2003 Non-executive Chairman since October 1, 2005 Independent

Mr. Goldstone has served as non-executive Chairman of the Board since October 1, 2005. He has been a manager of Silver Spring Group (a private investment firm) since 2000. From 1995 until his retirement in 2000, Mr. Goldstone served as Chairman and Chief Executive Officer of RJR Nabisco, Inc. (a consumer products company that was subsequently named Nabisco Group Holdings following a reorganization). Prior to joining RJR Nabisco, Inc., Mr. Goldstone was a partner at Davis Polk & Wardwell (an international law firm). He has served as a director of Greenhill & Co., Inc. (a financial advisory services firm) since 2004 and of The Chefs’ Warehouse, Inc. (a specialty food distributor) since March 2016. He served as a director of Merck & Co., Inc. (a pharmaceutical company) from 2006 until 2012.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Goldstone:

•  Broad Leadership Experience:  Strong leadership capabilities and insights from his broad range of management experiences, including prior service as Chairman and Chief Executive Officer of RJR Nabisco, Inc.;

•  Consumer Packaged Goods Experience:  Understanding of strategic and marketplace challenges for consumer products companies from his tenure with RJR Nabisco, Inc. and Nabisco Group Holdings; and

•  Corporate Governance and M&A Experience:  Broad understanding of legal and governance issues facing public companies and deep transactional experience from his board service to other public companies and earlier career in law.

Joie A. Gregor Age – 66 Retired Managing Director, Warburg Pincus LLC Director Since February 6, 2009 Independent

Ms. Gregor served as a Managing Director with Warburg Pincus LLC (a private equity investments firm) from 2014 until 2016. Prior to that, she served as the Vice Chairman of Heidrick & Struggles International, Inc. (an executive search firm) from 2002 until 2007. During her tenure at Heidrick & Struggles International, which began in 1993, she served in a number of senior leadership roles, including as President, North America, managing partner of the firm’s Global Board of Directors Practice and managing partner of the firm’s New York office. From 2007 to 2008, Ms. Gregor served as assistant to the President for Presidential Personnel under President George W. Bush. In 2009, Ms. Gregor formed JAG Advisors LLC (a management consulting firm). From 2009 to 2012, she served as a senior advisor to Notch Partners, LLC (human capital consulting services), and from 2012 to 2014, she served as an advisor to G100 Network (a peer learning community of senior leaders of global companies).

Summary of experiences, qualifications and skills considered in re-nominating Ms. Gregor:

•  Broad Leadership Experience:  Strong leadership capabilities, including from her service to Heidrick & Struggles International, Inc. and Warburg Pincus LLC;

•  Public Policy Experience:  Strong public policy and government experience from her service as assistant to the President for Presidential Personnel under President George W. Bush;

•  Growth Creator:  Proven ability to create new channels for services based on expertise in aligning leadership teams to drive operating results; and

•  Human Capital Experience:  Strong human capital expertise, including significant experience in the assessment and recruitment of corporate executives, public company directors and senior officials across a wide range of industries.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications

Rajive Johri Age – 66 Retired President & Director, First National Bank of Omaha Director Since January 1, 2009 Independent

Mr. Johri served as President and Director of First National Bank of Omaha (a banking institution) from 2006 until his retirement in 2009. From September 2005 to June 2006, he served as President of First National Credit Cards Center for First National Bank of Omaha. Prior to that, he served as an Executive Vice President for J.P. Morgan Chase Bank (a banking institution) from 1999 until 2004. From 2010 until 2011, he served as a director of Citibank Trust Bank fsb.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Johri:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, including through his service as President of First National Bank of Omaha;

•  Financial Acumen and Risk & Compliance Oversight Experience:  Significant expertise in finance, accounting and risk and compliance oversight from his service to banking organizations, including risk assessment and risk management experience;

•  International Experience:  Substantial international business and management experience from prior service to banking institutions with responsibility over various geographic regions; and

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies.

W.G. Jurgensen Age – 65 Retired CEO & Director, Nationwide Financial Insurance Services, Inc. Director Since August 2, 2002 Independent

Mr. Jurgensen served as Chief Executive Officer and a director of Nationwide Financial Insurance Services, Inc. (an insurance company) from 2000 until his retirement in 2009. He also served as Chief Executive Officer and a director of several other companies within the Nationwide enterprise, which is comprised of Nationwide Financial, Nationwide Mutual, Nationwide Mutual Fire and all of their respective subsidiaries and affiliates. Before joining Nationwide, Mr. Jurgensen served as an Executive Vice President with Bank One Corporation (a banking institution that is now a part of JPMorgan Chase & Co.) and later served as Chief Executive Officer for First Card, First Chicago Corporation’s credit card subsidiary. Mr. Jurgensen served as a director of The Scotts Miracle-Gro Company (a manufacturer and marketer of branded consumer lawn and garden products) from 2009 until 2013 and has served as a director of American International Group, Inc. (an insurance company) since 2013.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Jurgensen:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, including from his service as Chief Executive Officer of several Nationwide companies;

•  Financial Acumen and Risk & Compliance Oversight Experience:  Significant expertise in finance, accounting and risk and compliance oversight from his service at insurance companies, including risk assessment and risk management experience; and

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications

Richard H. Lenny Age – 64 Former Chairman, President and Chief Executive Officer of The Hershey Company Director Since March 17, 2009 Independent

Mr. Lenny has served as non-executive chairman of Information Resources, Inc. (a market research firm) since 2013. He served as a senior advisor with Friedman, Fleischer & Lowe, LLC (a private equity firm) from 2014 until 2016 and as an operating partner at Friedman, Fleischer & Lowe, LLC from 2011 until August of 2014. He served as Chairman, President and Chief Executive Officer of The Hershey Company (manufacturer, distributor and marketer of candy, snacks and candy-related grocery products) from 2001 to 2007. Prior to joining The Hershey Company, Mr. Lenny served as group vice president of Kraft Foods, Inc. (a packaged food company) and as President of Nabisco Biscuit Company (a packaged food company) following Kraft’s acquisition of Nabisco in 2000. Mr. Lenny has served as a director of McDonald’s Corporation (a retail eating establishment) since 2005, Discover Financial Services (a direct banking and payment services firm) since 2009 and Illinois Tool Works Inc. (a global manufacturer of industrial products and equipment) since 2014. He also serves as a director of Evans Food Group (a privately-held snack food manufacturer) since 2016.

Summary of experiences, qualifications and skills considered in re-nominating Mr. Lenny:

•  Broad Leadership Experience:  Strong leadership capabilities and insights, particularly with major consumer brands, from his roles as Chief Executive Officer for The Hershey Company and board member of consumer products companies;

•  Consumer Packaged Goods Experience:  Deep knowledge of strategy and business development, finance, marketing and consumer insights, supply chain management and sustainability and other social responsibility matters pertinent to a global consumer products food company; and

•  Corporate Governance:  Broad understanding of governance issues facing public companies from his board service to other public companies.

Ruth Ann Marshall Age – 62 Retired President of the Americas, MasterCard International Director Since May 23, 2007 Independent

Ms. Marshall was President of the Americas at MasterCard International, Inc. (payments industry) from October 1999 until her retirement in June 2006. At MasterCard, Ms. Marshall was responsible for building all aspects of MasterCard’s issuance and acceptance business in the United States, Canada, Latin America and the Caribbean. Prior to joining MasterCard International, Inc., Ms. Marshall served as Senior Executive Vice President of Concord EFS, Inc. (an electronic payment services company), where she oversaw marketing, account management, customer service and product development. She has served as a director of Global Payments Inc. (a provider of payment technology services) since 2006 and Regions Financial Corporation (a financial holding company) since 2011.

Summary of experiences, qualifications and skills considered in re-nominating Ms. Marshall:

•  Broad Leadership Experience:  Strong leadership capabilities and insights from her service to MasterCard International, Inc., including marketing, account management and customer service;

•  International Experience and Growth Creator:  Significant domestic and international experience in growing the MasterCard Americas business, including through new product development; and

•  Corporate Governance:  Broad understanding of governance issues facing public companies from her board service to other public companies.

Voting Item #1 – Election of Directors

Director Nominee	Experiences and Qualifications

Timothy R. McLevish Age – 61 Retired Executive Vice President and Chief Financial Officer Walgreen Co. Director Since July 17, 2015 Independent

Mr. McLevish served as Executive Vice President and Chief Financial Officer of Walgreen Co. (a drugstore chain) from August 2014 to February 2015. Between October 2007 and April 2014, Mr. McLevish held various positions within Kraft Foods Group, Inc. (a manufacturer and marketer of packaged food products) and Kraft Foods Inc. (a manufacturer and marketer of packaged food products), including Executive Vice President and Chief Financial Officer of Kraft Foods Group, Inc. and Executive Vice President and Chief Financial Officer of Kraft Foods Inc. Prior to that, Mr. McLevish served as the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company Limited (a diversified industrial company) from May 2002 to August 2007. Prior to that, he held a series of finance, administration and leadership roles for Mead Corporation (a manufacturer of woods products), which he joined in 1987. Mr. McLevish has served as a director of Kennametal Inc. since 2004. He served as a director of US Foods Holding Corp. (a food distribution company) from May until July 2016, and he served as a director of URS Corporation (an engineering services company) from 2012 until 2014.

Summary of experiences, qualifications and skills considered in re-nominating Mr. McLevish:

•  Financial Acumen and M&A Experience:  Deep expertise in financial reporting and internal controls and procedures, and knowledge of financial and capital markets and M&A, from his extensive experience in public company finance at several large public companies;

•  Risk & Compliance Oversight Experience:  Valuable experience in risk management from his extensive experience in finance executive roles with large multi-national public companies; and

•  International Experience:  Significant international experience from his service at a multi-national public company with global operations in a highly regulated field.

The Board of Directors recommends a vote “FOR” each of the nominees for directors listed above.

Corporate Governance

Corporate Governance

Governance Practices

The Board is committed to performing its responsibilities in a manner consistent with sound governance practices. It routinely reviews its processes, assesses the regulatory and legislative environment and adopts governance practices as needed that support informed, competent and independent oversight on behalf of our shareholders. Our Corporate Governance Principles provide a summary of these practices and are available on our website at http://www.conagrafoods.com/investor-relations/corporate-governance/principles. Highlights of our corporate governance practices include:

Annual Election of Directors:  To promote greater accountability to shareholders, all of our directors stand for election annually.

Majority Voting in Uncontested Director Elections:  To be elected in an uncontested election, a director nominee must receive the affirmative vote of a majority of the votes cast in the election. If an incumbent nominee is not elected, he or she is required to promptly tender a resignation to the Board, subject to acceptance or rejection by the Board. Within 90 days of the certification of the election results, the Board will publicly disclose its decision as to whether to accept or reject the resignation.

Over 90% Director Independence:  The Board has determined that 10 of our 11 nominees for directors – directors Alford, Brown, Butler, Goldstone, Gregor, Johri, Jurgensen, Lenny, Marshall and McLevish – have no material relationship with ConAgra Foods and are independent within the meaning of applicable independence standards, including the listing standards of the NYSE and the categorical standards contained in the Corporate Governance Principles.

Board Leadership Structure:  The Board believes that independent Board leadership is a critical component of our governance structure. Our Corporate Governance Principles require us to have either an independent Chairman of the Board or, if the positions of Chairman and Chief Executive Officer are held by the same person, a lead independent director. Since 2005, our Chairman and Chief Executive Officer roles have been separate. With separate Chairman and Chief Executive Officer roles, our Chief Executive Officer can focus his time and energy on setting the strategic direction for the company, overseeing daily operations, engaging with external constituents, developing our leaders and promoting employee engagement at all levels of the organization. Meanwhile, our independent Chairman leads the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the Chief Executive Officer and senior leadership team between Board meetings on business developments and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives, particularly on the strategic direction of the company.

Independent Board Committees and Committee Charters:  Each of the Audit/Finance Committee, the HR Committee and the N/G/PA Committee is comprised entirely of independent directors and operates under a written charter that has been approved by the full Board.

Regularly-Scheduled Executive Sessions:  The Board meets on a regularly-scheduled basis and holds an executive session without management present at every regularly-scheduled meeting. The Board holds five regularly-scheduled meetings per year. The Chairman of the Board presides at all Board meetings, including executive sessions.

Board, Committee and Individual Evaluation Processes:  Each of the Board, the Audit/Finance Committee, the HR Committee and the N/G/PA Committee conducts a self-evaluation of its performance on an annual basis. In addition, individual director evaluations are conducted on an annual basis.

Director Attendance at Board Meetings and Annual Meetings of Shareholders:  During fiscal 2016, the Board met 15 times (five regular meetings and 10 special meetings) and acted by unanimous written consent once. All members attended at least 75% of the total number of meetings that required his or her attendance. Board members are encouraged to attend the company’s annual meeting of shareholders each year. All nominees for director who were serving at the time of the 2015 Annual Meeting attended the 2015 Annual Meeting.

Corporate Governance

Annual Advisory Vote on Named Executive Officer Compensation:  Consistent with our shareholders’ preference as indicated at the 2011 annual meeting of shareholders, our shareholders are given an opportunity every year to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers.

Stock Ownership Guidelines for Directors and Senior Leadership:  Directors and senior leaders across the company are subject to stock ownership guidelines.

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All non-employee directors are expected to acquire and hold shares of ConAgra Foods common stock during their tenure with a value of at least $450,000. Directors are expected to acquire these shares within five years following their first election to the Board. Ownership levels for our non-employee Board members are detailed in the section of this Proxy Statement entitled “Non-Employee Director Compensation – Director Stock Ownership Requirements.”

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Each senior leader across the company is subject to stock ownership guidelines equal to a multiple of that person’s salary. Sean Connolly, our Chief Executive Officer, is required to own shares of our common stock having a value of at least six times his salary, and each of our other named executive officers is required to own shares of our common stock having a value of three or four times his or her salary. See the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Committee’s Views on Executive Stock Ownership” for a summary of the stock ownership of each named executive officer.

Anti-Pledging/Hedging Policy:  Our directors and executive officers, including our named executive officers, are prohibited from pledging their shares of ConAgra Foods stock or hedging their ownership of ConAgra Foods stock, including by trading in publicly-traded options, puts, calls or other derivative instruments related to ConAgra Foods stock or debt.

Clawback Policy:  We have a Clawback Policy that requires excess amounts paid to any of our senior officers under our incentive compensation programs to be recovered in the event of a material restatement of our financial statements for fiscal 2013 or later fiscal years, when such restatement results from the fraudulent, dishonest or reckless actions of the senior officer.

Commitment to Investing in Our People:  We recognize that our employees are our greatest asset, and we strive to be a talent magnet. We are committed to our employees’ safety, development and wellness. We take pride in attracting, retaining and developing top talent, and we offer comprehensive learning programs that begin when employees join the company and continue throughout their careers.

Commitment to Sustainable Business Practices and Corporate Citizenship:  We believe that we have an obligation to be a good steward of the environment, give back to the communities we serve and drive economic gain for stakeholders. These commitments are ingrained in our operations and our processes and have become a part of our culture. We have established clear corporate citizenship goals, and we favor transparency with stakeholders on our corporate responsibility progress. We are proud of our focus on corporate citizenship, and we routinely discuss these matters with the N/G/PA Committee. We also publish an annual Citizenship Report, which is periodically updated and is available on our website at www.conagrafoodscitizenship.com.

A few examples of our many corporate responsibility achievements in recent years include the following:

•	During fiscal 2016, for the fifth consecutive year, ConAgra Foods was listed on the Dow Jones Sustainability Index for North America, one of the world’s most recognizable sustainability indices.

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Our internal awards program, which is intended to drive and reward innovative approaches to sustainability, continued to deliver environmental and bottom line benefits. Projects submitted for recognition in fiscal 2016 collectively delivered more than $8.7 million in savings while reducing greenhouse gas emissions by more than 15,300 metric tons, reducing landfill waste by 16,000 tons, optimizing and improving packaging while using 2.3 million pounds less material and conserving more than 365 million gallons of water.

Corporate Governance

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ConAgra Foods employees volunteered more than 5,800 hours during our month of service in 2016. This year, 70 volunteer projects were organized by employees across 10 states as well as Mexico and Puerto Rico.

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Over the last seven years, we have engaged our consumers in our philanthropic focus area – ending child hunger. Through our Child Hunger Ends Here campaign, we have donated the monetary equivalent of 91.4 million meals to Feeding America, a nationwide network of food banks and partner of our ConAgra Foods Foundation. Since 1998, we have also donated over 412 million pounds of food to the Feeding America network. For more information, see http://www.conagrafoods.com/our-commitment.

Political Contributions and Lobbying Expenditure Oversight:  The N/G/PA Committee receives reports on the modest political activities of the company. Our political expenditures are limited, and we focus on matters that we believe will create or preserve shareholder value. A report of these activities can be found on our website at http://www.conagrafoods.com/investor-relations/corporate-governance/political-activity-disclosure.

Board’s Role in Risk Oversight

Our senior leadership is responsible for identifying, assessing and managing our exposure to risk. A component of this work is performed through a management-led, Board-appointed Risk Oversight Committee, chaired by our Chief Financial Officer. The Board and its committees play an active role in overseeing management’s activities and ensuring that management’s plans are balanced from a risk/reward perspective. The Board and its committees perform this oversight through the following mechanisms:

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Board Discussion:  Each fiscal year, one Board meeting is set aside for a discussion of our strategic plan and the longer-term risks and opportunities we face. At other times of the year, the Board receives reports from significant business units and functions. These presentations include a discussion of the business, regulatory, operational and other risks associated with planned strategies and tactics, as well as succession planning matters.

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Audit / Finance Committee Oversight:  Our Audit / Finance Committee provides oversight for management’s handling of our financial risks. The Audit / Finance Committee’s charter requires it to review our processes for identifying and managing enterprise-wide risks facing ConAgra Foods, including, but not limited to, financial risks (such as derivative and treasury risks) and operational risks, and oversee our risks related to capital structure, including borrowing, liquidity and allocation of capital. The Audit / Finance Committee also oversees our management of financial risks by, among other things, reviewing our significant accounting policies and the activities of management’s Risk Oversight Committee, maintaining direct oversight of our Internal Audit function, holding regular executive sessions with our Chief Financial Officer and Controller, our head of Internal Audit and our independent auditors and receiving regular legal and regulatory updates. Our management provides an enterprise risk management report to the Audit / Finance Committee on a semi-annual basis. The Chair of the Audit / Finance Committee reports to the full Board on its activities.

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Human Resources Committee Oversight:  The HR Committee reviews the company’s leadership development activities to ensure appropriate succession planning occurs and reviews the relationship between the company’s compensation programs and risk. The Chair of the HR Committee reports to the full Board on its activities.

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Nominating, Governance and Public Affairs Committee Oversight:  The N/G/PA Committee assists the Board in managing risks associated with Board organization, membership and structure. It also assists management in the oversight of reputational risks and key public affairs matters and reviews the company’s policies and programs related to corporate citizenship, social responsibility and public policy issues such as sustainability, environmental responsibility and philanthropic and political activities and contributions. The Chair of the N/G/PA Committee reports to the full Board on its activities.

Corporate Governance

Because issues related to risk oversight often overlap, certain issues may be addressed at both the committee and full Board level.

Corporate Governance Materials Available on Our Website

To learn more about our governance practices, you can review any of the following listed documents at http://investor.conagrafoods.com through the “Corporate Governance” link:

• Corporate Governance Principles	• Nominating,Governance and Public Affairs Committee Charter
• Citizenship Report

• Code of Conduct	• Proceduresfor bringing concerns or complaints to the attention of the Audit / Finance Committee
• Code of Ethics for Senior Corporate Officers

• Audit / Finance Committee Charter	• Proceduresfor communicating with the Board, our non-management directors as a group or the Chairman of the Board
• Human Resources Committee Charter

From time to time these documents are updated, and we promptly post the updated documents to our website. The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC. The documents are also available in print to any shareholder who requests them from the Corporate Secretary of ConAgra Foods.

Communications with the Board

Interested parties may communicate with the members of the Board, our non-management directors as a group or the Chairman of the Board by writing to: ConAgra Foods Board of Directors c/o Corporate Secretary, ConAgra Foods, Inc., 222 West Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654. Communications are compiled by the Corporate Secretary and forwarded to the addressee(s) on at least a bi-weekly basis. The Corporate Secretary routinely filters communications that are solicitations, consumer complaints, unrelated to ConAgra Foods or ConAgra Foods’ business or determined to pose a possible security risk to the addressee.

Board Committees

Board Committees

The Board has established various committees to assist in its responsibilities. Currently, the Board has four standing committees: the Audit / Finance Committee, the Executive Committee, the HR Committee and the N/G/PA Committee. All members of the Audit / Finance Committee, the HR Committee and the N/G/PA Committee are independent under the applicable rules of the SEC and NYSE and under our independence standards.

Audit / Finance Committee Met 11 times in fiscal 2016 Committee Members: Thomas K. Brown Stephen G. Butler, Chair Joie A. Gregor Rajive Johri Timothy R. McLevish Andrew J. Schindler

Primary Responsibilities

✓        Oversee the integrity of the company’s financial statements and review annual and quarterly SEC filings and earnings releases

✓        Receive reports on critical accounting policies of the company, significant changes in the company’s selection or application of accounting principles and the company’s internal control processes

✓        Retain the independent auditor and review the qualifications, independence and performance of the independent auditor and internal audit department and pre-approve audit and non-audit services performed by the independent auditor

✓        Receive reports on the activities of management’s Risk Oversight Committee, enterprise risk management and processes for financial risks, including management’s assessment and control of derivative and treasury risks

✓        Review the company’s compliance with legal and regulatory requirements

✓        Review the company’s strategies and plans related to capital structure, including borrowing, liquidity and allocation of capital

Financial Expertise and Financial Literacy.  The Board has determined that directors Butler, Johri, McLevish and Schindler are qualified as audit committee financial experts within the meaning of SEC regulations and that directors Brown and Gregor are financially literate within the meaning of NYSE rules.

Related-Party Transactions.  The Audit / Finance Committee has adopted a written policy regarding the review, approval and ratification of related-party transactions. Under the policy, all related-party transactions must be pre-approved by the Audit / Finance Committee unless circumstances make pre-approval impracticable. In the latter case, management is allowed to enter into the transaction, but the transaction remains subject to ratification by the Audit / Finance Committee at its next regular, in-person meeting. In determining whether to approve or ratify a related-party transaction, the Audit / Finance Committee will take into account, among other factors it deems appropriate, whether the transaction is fair and reasonable to the company and the extent of the related-party’s interest in the transaction. No director is permitted to participate in any approval of a related-party transaction in which he or she is involved. On at least an annual basis, the Audit / Finance Committee reviews and assesses ongoing related-party transactions to determine whether the relationships remain appropriate. All related-party transactions are disclosed to the full Board.

Board Committees

Executive Committee No meetings during fiscal 2016 Committee Members: Stephen G. Butler Sean Connolly Steven F. Goldstone, Chair Richard H. Lenny Ruth Ann Marshall	Primary Responsibility ✓ Act on behalf of the Board between meetings when exigency requires

Human Resources Committee Met 8 times in fiscal 2016 Committee Members: Bradley A. Alford W.G. Jurgensen Richard H. Lenny Ruth Ann Marshall, Chair

Primary Responsibilities

✓        Review, evaluate and approve compensation plans and programs for the company’s directors, executive officers and senior employees

✓        Annually review and approve corporate goals and objectives relevant to CEO compensation and, together with the other independent directors, at least annually evaluate the CEO’s performance in light of these goals and objectives

✓        Review directly, or with the full Board, succession plans for all senior positions

✓        Review whether the company’s compensation programs for employees generally are designed in a manner that does not incent employees to take inappropriate or excessive risks and whether any compensation policies or practices are reasonably likely to have a material adverse effect on the company

✓        Retain and terminate consultants or outside advisors for the HR Committee and approve any such consultant’s or advisor’s fees and other terms of engagement, including determinations regarding any conflicts of interest with such consultants or advisors

Executive and Director Compensation.  The HR Committee has retained authority over the consideration and determination of executive and director compensation, subject only to the further involvement of the other independent directors with respect to the approval of the overall compensation for non-employee directors and any base salary change for the Chief Executive Officer. Additional information about the HR Committee’s processes for determining executive compensation and the role of the HR Committee’s compensation consultant can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.  During fiscal 2016, none of the current or former executive officers of ConAgra Foods or any of its current employees served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on the HR Committee or the Board of ConAgra Foods.

Additional information about the roles and responsibilities of the HR Committee is provided in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Board Committees

N/G/PA Committee Met 3 times in fiscal 2016 Committee Members: Joie A. Gregor Rajive Johri W.G. Jurgensen Richard H. Lenny, Chair Ruth Ann Marshall Andrew Schindler

Primary Responsibilities

✓        Identify qualified candidates for membership on the Board

✓        Propose to the Board a slate of directors for election by the shareholders at each annual meeting

✓        Propose to the Board candidates to fill vacancies on the Board

✓        Consider and make recommendations to the Board concerning the size and functions of the Board and the various Board committees

✓        Consider and make recommendations to the Board concerning corporate governance policies

✓        Assess the independence of Board members

✓        Advise management on internal and external factors and relationships affecting our image and reputation, including those related to corporate citizenship and public policy issues significant to the company

Director Nomination Process.  The N/G/PA Committee considers Board candidates suggested by Board members, management and shareholders. The N/G/PA Committee may also retain a third-party search firm to identify candidates. A shareholder who wishes to recommend a prospective nominee for Board membership must notify our Corporate Secretary in writing at least 120 days before the annual meeting of shareholders and include whatever supporting material the shareholder considers appropriate. The N/G/PA Committee will also consider nominations by a shareholder pursuant to the provisions of our by-laws relating to shareholder nominations as described under “Additional Information – Shareholder Proposals to be Included in our 2017 Proxy Statement” and “Additional Information – Other Shareholder Proposals to be Presented at our 2017 Annual Meeting” at the end of this Proxy Statement.

The N/G/PA Committee makes an initial determination as to whether to conduct a full evaluation of a candidate once he or she has been identified as a potential candidate. This initial determination is based on whether additional Board members are necessary or desirable. It is also based on whether, based on the information provided or otherwise available to the N/G/PA Committee, the prospective nominee is likely to satisfy the evaluation factors described below. If the N/G/PA Committee determines that additional consideration is warranted, it may request a third-party search firm or other third party to gather additional information about the prospective nominee. The N/G/PA Committee may also elect to interview a candidate.

The N/G/PA Committee evaluates each prospective nominee against the standards and qualifications set forth in our Corporate Governance Principles, including, but not limited to: (1) background, including demonstrated high standards of ethics and integrity, the ability to have sufficient time to effectively carry out the duties of a director and the ability to represent all shareholders and not a particular interest group; (2) Board skill needs, taking into account the experience of current Board members and the candidate’s ability to work toward business goals with other Board members; (3) the candidate’s qualifications as independent and ability to serve on various committees of the Board; (4) diversity, including the extent to which the candidate reflects the composition of our constituencies; and (5) business experience, which should reflect a broad experience at the policy-making level in business, government or education. With respect to Board diversity, as part of our evaluation and to further our commitment to diversity, the N/G/PA Committee assesses whether the Board, collectively, represents diverse views, backgrounds and experiences that will enhance the Board’s and our effectiveness. The N/G/PA Committee seeks directors who have qualities to achieve the ultimate goal of a well-rounded, diverse Board as a whole.

After completing its evaluation process, the N/G/PA Committee makes a recommendation to the full Board as to who should be nominated, and the Board determines the director nominees after considering the N/G/PA Committee’s recommendations. The evaluation process for nominees recommended by shareholders does not differ from the process set forth above.

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Introduction

Our fundamental objective is to create sustainable, profitable growth and long-term value for our shareholders. As shareholders themselves, our executive officers are keenly focused on achieving this objective. To support this objective, we design and oversee our executive compensation program to promote attainment of our annual and long-term business goals.

This Compensation Discussion and Analysis section describes and analyzes our executive compensation program and its connection to our business performance. The Board’s HR Committee, which we refer to as the Committee throughout this Compensation Discussion and Analysis section, is responsible for approving the design of our executive compensation program, determining the results that must be achieved to earn awards under the program and ultimately authorizing program payouts. The focus of the analysis in this section is on the company’s executive officers listed in the Summary Compensation Table, who we refer to as the named executive officers. For fiscal 2016, which began on June 1, 2015 and ended on May 29, 2016, our named executive officers were:

•	Sean M. Connolly, our President and Chief Executive Officer;

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John F. Gehring, our Executive Vice President and Chief Financial Officer, who in fiscal 2016 announced that he planned to retire at the end of the summer of 2016 after a successor has been appointed (please see “Retirement of Mr. Gehring” below for additional information);

•	Colleen R. Batcheler, our Executive Vice President, General Counsel and Corporate Secretary;

•	Thomas M. McGough, our President, Consumer Foods; and

•	Thomas P. Werner, our President, Commercial Foods.

A short summary of our program for fiscal 2016, and the company’s performance in fiscal 2016, is included under “Executive Summary” below. For more complete information on the program and the Committee’s processes, we encourage you to read this entire Compensation Discussion and Analysis section.

Executive Summary

Fiscal 2016 was a year of transformation for ConAgra Foods. It was Mr. Connolly’s first full year as our Chief Executive Officer, and he quickly mobilized the organization in pursuit of a new strategic path. As the year began, Mr. Connolly and our management team outlined our imperatives:

•	Improve productivity to drive margin expansion, notably within our selling, general and administrative expenses, but also in terms of supply chain and trade spend efficiencies;

•	Transform and contemporize our portfolio through organic and inorganic means, with an immediate focus on taking appropriate steps to enable greater focus on our core business;

•	Transform our culture to be more agile and better able to embrace the continual and rapid change that has become a hallmark of our industry; and

•	Maintain our historically balanced approach to capital allocation.

With these imperatives as guiding principles, the management team developed a fiscal 2016 plan focused on expanding margins in the Consumer Foods business, continuing the track record of solid volume and profit delivery in the Commercial Foods business and pursuing strategic alternatives for our Private Brands business. Management also launched work internally to develop a major cost reduction initiative.

Compensation Discussion and Analysis

Based on our imperatives, the Committee approved the incentive programs and performance measures for performance periods beginning in fiscal 2016. We refer to our annual incentive plan as our Management Incentive Plan, or MIP. Our long-term incentive plan is comprised of our Performance Share Plan, or PSP, a stock option program and a restricted stock unit, or RSU, program.

Annual Incentive Plan:	Fiscal 2016 Management Incentive Plan (payable in cash)

•      For the program to pay out at any level for the named executive officers, we would need to achieve fiscal 2016 diluted earnings per share from continuing operations, adjusted for items impacting comparability, which we refer to as adjusted EPS, of at least $0.10.

•      For the program to provide incentive payouts at targeted levels for the named executive officers, we would need to also achieve levels of fiscal 2016 earnings before interest and taxes, which we refer to as EBIT (adjusted as described below), aligned to our internal business plans.

•      Achievement of net sales growth above planned amounts and /or high levels of EBIT could increase earned awards. Below-target awards would be earned with lower levels of EBIT performance.

Long-Term Incentive Plan:	Fiscal 2016 to 2018 Performance Share Plan (payable in shares of our common stock)

•      For the program to pay out at any level for the named executive officers (other than Mr. Werner), we would need to achieve $0.10 of adjusted EPS for each of the three fiscal years covered by the program (fiscal years 2016, 2017 and 2018).

•      For the program to provide incentive payouts at targeted levels for the named executive officers (including Mr. Werner), we would need to also achieve, for 1/3 of the award, specified levels of fiscal 2016 earnings before interest, taxes, depreciation and amortization (EBITDA) return on invested capital (a measure of earnings as a percentage of invested capital) (adjusted as described below). We refer to this measure as EBITDA return on capital. Achievement of EBITDA return on capital level above or below targeted levels could increase or decrease earned awards.

•      Additional performance goals associated with the remaining 2/3 of the award will be established by the Committee in the future.

Stock Options

•      Our stock options, which are non-qualified stock options, deliver value to the named executive officers only with a growth in the company’s stock price. Stock options have an exercise price equal to the closing market price of our common stock on the date of grant.

Restricted Stock Units

•      RSUs granted to the named executive officers generally “cliff-vest” after three-years. As a result, they reward long-term commitment to the company and aid in continuity of management service. Since the RSUs are paid in shares of common stock, named executive officers are also rewarded if our stock price appreciates.

Compensation Discussion and Analysis

Fiscal 2016 Results: Fiscal 2016 was not only a transformational year for ConAgra Foods, but a successful one. The company took meaningful steps toward becoming a higher-margin, more contemporary and higher-performing company by delivering against each of our imperatives. Specifically, we delivered the following results:

•	We exceeded our adjusted EPS goal. We achieved diluted earnings per share from continuing operations of $1.09. Fiscal 2016 adjusted EPS was $2.08.[1]

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We grew operating profit in our segments by more than 5%. We expanded margins in our Consumer Foods segment, and delivered year-over-year growth in both volume and operating profit in Commercial Foods.

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We developed a robust plan to deliver $300 million in annual run-rate efficiencies by the end of fiscal 2018, with approximately $200 million of these efficiencies coming from reductions in our selling, general and administrative expenses and the remaining $100 million from trade spend efficiencies. We began to implement the program in fiscal 2016.

•	We began the important work of meaningfully transforming our portfolio.

•	We divested the Private Brands business during fiscal 2016.

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We announced plans to separate ConAgra Foods into two public companies, Conagra Brands and Lamb Weston. The transaction, structured as a spinoff of the Lamb Weston business to our shareholders, is expected to be tax free to the company and our shareholders.

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During the fourth quarter of fiscal 2016 and shortly thereafter, we announced agreements to divest two smaller, non-core businesses in our Commercial Foods business, Spicetec Flavors & Seasonings and J.M. Swank. The transactions were completed in the first quarter of fiscal 2017.

•	We strengthened our balance sheet during the year. Using the proceeds from our portfolio transformation, we repaid approximately $2.4 billion of debt during fiscal 2016.

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During fiscal 2016, we took bold steps to transform our culture, including by announcing the relocation of our corporate headquarters to Chicago, Illinois. Our new headquarters location was selected to enable greater collaboration across our teams while enhancing our ability to attract and retain top talent. The move was completed shortly after the end of the fiscal year.

•	We maintained our annual dividend rate of $1.00 per share during fiscal 2016.

The closing market price of our common stock rose from $38.87 per share on the first trading day of fiscal 2016 to $45.29 per share on the last trading day of fiscal 2016. With dividends, this represents a total return to shareholders of 19.1%. On a three-year basis, from fiscal 2014 through fiscal 2016, the closing market price of our common stock grew from $34.98 per share on the first trading day of fiscal 2014 to $45.29 per share on the last trading day of fiscal 2016. With dividends, this represents a total return to shareholders of 38.1%.

Fiscal 2016 Compensation Decisions: Our strong performance in fiscal 2016 led to above target payouts in our fiscal 2016 MIP. Our strong fiscal 2016 performance also positively impacted the outstanding cycles of our PSP. More specifically:

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Our fiscal 2016 MIP funded and paid out at above-target levels for each named executive officer, due to our above plan earnings performance during fiscal 2016 and the individual contributions of our executives.

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The fiscal 2014 to 2016 cycle of the PSP concluded this year, with payouts well below targeted levels. Strong performance in fiscal 2016 was insufficient to overcome weaker financial performance in fiscal years 2014 and 2015.

•	The fiscal 2015 to 2017 cycle of the PSP remains outstanding, with performance trending slightly below target; strong performance in fiscal 2016 has not fully offset weaker performance in fiscal 2015.

1 A reconciliation for Regulation G purposes is included in Appendix A to this Proxy Statement.

Compensation Discussion and Analysis

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Under the first 1/3 of the fiscal 2016 to 2018 cycle of the PSP (which we refer to as the 2016 tranche), the company achieved results that align to maximum awards. However, this cycle also remains outstanding, and payouts under the program remain contingent on the company’s achievement of adjusted EPS goals for fiscal years 2017 and 2018.

In determining attainment of the underlying performance goals for the company’s incentive programs, the Committee considered the impact of items that it believes were not indicative of the comparable operating performance of our businesses. Some of these items created financial benefits, and some of them created incremental expense or lost sales. The impact of these items was removed from the company’s results for purposes of determining plan payouts. More information can be found below under “Use of Adjustments in Compensation Decisions.”

The Committee believes that these actions appropriately reflect its pay-for-performance philosophy. This philosophy is focused on compensating executives based on performance and aligning management’s interests with those of our shareholders.

Objectives of Our Compensation Program

Our executive compensation program is designed to encourage and reward behavior that promotes attainment of annual and long-term goals and sustainable growth in shareholder value. The Committee believes that the program must accomplish five objectives:

1.	Reward impact, to align the financial interests of our executives and our shareholders, and inspire and reward behavior that promotes sustainable growth in shareholder value;

2.	Incent the right results for the long-term health of the business, without creating unnecessary or excessive risks to the company;

3.	Remain externally competitive to aid talent attraction and retention, because the achievement of our strategic plans requires us to attract and retain talented leaders who have the skills, vision and experience to lead our company;

4.	Promote internal pay equity and consistency, recognizing that individual pay will reflect differences in experience, performance, responsibilities and market considerations, but that programs should be sufficiently similar to promote decisions that better the company as a whole; and

5.	Promote and reward long-term commitment and longevity of career with ConAgra Foods.

The Committee’s design of the compensation program with multiple objectives in mind helps mitigate the risk that employees will take unnecessary and excessive risks that threaten the long-term health and viability of the company.

With the assistance of Finance, Human Resources and Legal department personnel, and FW Cook, the Committee’s independent compensation consultant, the Committee undertook a risk review of our fiscal 2016 compensation programs for all employees. Based on the review, we believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the long-term. We believe our compensation policies and practices are balanced and aligned with creating shareholder value and do not create risks that are reasonably likely to have a material adverse effect on the company.

Compensation Discussion and Analysis

What We Do

✓        Focus employees on a balance of short- and long-term goals.

✓        Consider a mix of financial and non-financial goals to prevent over-emphasis on any single metric.

✓        Allow for some discretion in the determination of incentive plan payouts, to ensure linkage between   payouts and the “quality” of performance.

✓        Employ a greater portion of variable pay (i.e., incentives) at more senior levels of the organization.

✓        Require stock ownership for approximately 115 of our most senior employees.

✓        Allow executive officers to engage in transactions in company securities only during approved trading   windows and only after satisfying mandatory clearance requirements.

✓        Require, in stock option and RSU grants made after September 2014, both a change of control and   termination of employment for accelerated vesting to occur in connection with a change of control (i.e., double-trigger).

✓        Enable the clawback of amounts paid to any of our senior officers under our incentive plans in the event of   a material restatement of our financial statements resulting from the fraudulent, dishonest or reckless   actions of the senior officer.

✓        Use a range of strong processes and controls, including Committee and Board oversight, in our   compensation practices.

✓        Use an independent compensation consultant, who performs no other work for the company.

✓        Pay incentive compensation only after our financial results are complete and the Committee has certified   our performance results.

What We Don’t Do

×         No director or executive officer may pledge or hedge ownership of company stock.

×         No excessive perquisites are provided to executives.

×          No backdating or re-pricing of options may occur without shareholder approval.

×          No future change in control agreements will be executed with excise tax “gross-up” protection.

×          No compensation programs that encourage unreasonable risk taking will be implemented.

Design and Approval of Our Fiscal 2016 Program

The Committee is charged with designing and approving our executive compensation program and setting compensation opportunities for our named executive officers. In connection with these processes in fiscal 2016, the Committee looked to our shareholders. The Committee’s policy is to present a “say-on-pay” vote to our shareholders annually. In fiscal 2015, we received over 96% approval in our say-on-pay vote, leading the Committee to the conclusion that material changes in compensation design, solely due to the outcome of the say-on-pay vote, were not warranted for fiscal 2016.

The Committee also leveraged the advice and counsel of its independent compensation consultant, FW Cook, in setting fiscal 2016 compensation. The consultant assists the Committee in monitoring policy positions of institutional shareholders and their advisors, emerging market practices in compensation design and philosophy and policy developments relevant to the Committee’s work. The Committee’s consultant also provides information on internal and external pay comparison data. The Committee uses this data as a market check on its compensation decisions.

Compensation Discussion and Analysis

The Committee recognizes that over-reliance on external comparisons can be of concern, and the Committee is mindful of the value and limitations of comparative data. The Committee’s first step in using external data for fiscal 2016 was the identification of an appropriate peer group. Prior to the start of fiscal 2016, FW Cook prepared a list of potential peer companies (with an emphasis on food and beverage companies) based on the following criteria:

•	Operations: companies similar in size, operational scope and industry (competitors for business);

•	Investors: companies with which ConAgra Foods competes for investor capital (similar performance characteristics, growth orientation, access to capital and business cycles); and

•	Talent: companies with which ConAgra Foods competes for executive talent.

At the Committee’s direction, the consultant recommended companies with annual revenues in the range of between one-third to three times our own. If a larger or smaller company was a fit against the screening criteria, the consultant was permitted to include it. However, to further enhance the comparability of the companies included in the peer group, the consultant used regression analysis as needed to adjust the compensation data on a comparable basis to the size of the peer group in the aggregate. The Committee also asked the consultant to ensure that the peer group would be large enough to withstand unanticipated changes in our, or an included company’s, structure or compensation programs.

Ultimately, the Committee approved the following peer group of 16 companies for fiscal 2016:

Altria Group. Inc.	Dr. Pepper Snapple Group, Inc.	The Kraft Heinz Company

Campbell Soup Company	General Mills, Inc.	Mondelez International, Inc.

The Clorox Company	The Hershey Company	PepsiCo, Inc.

The Coca-Cola Company	Hormel Foods Corporation	Tyson Foods, Inc.

Colgate-Palmolive Company	Kellogg Company

Dean Foods Company	Kimberly-Clark Corporation

With the exception of Kraft Foods Group, Inc., which was replaced by The Kraft-Heinz Company as a result of the consummation of a merger transaction in July 2015, this same peer group was used for fiscal 2015. At the time of approval of the peer group, the median revenue of the peer group listed above was similar to ours; all of the companies fell within the desired range of approximately one-third to three times our annual revenue, with the exception of PepsiCo, Inc. Although PepsiCo, Inc. had revenues greater than three times larger than ours, the Committee determined to keep it in the peer group due to its status as a direct competitor for business and executive talent. The Committee used data from this peer group, together with general industry data, as a market check on its fiscal 2016 compensation decisions. As noted above, this was just one of many factors that played a role in compensation decisions.

The Committee does not mandate target ranges for our named executive officers’ salaries, annual incentive opportunities, long-term incentive opportunities or total direct compensation levels as compared to the peer group. The Committee will continue to use peer data mindfully, as one of many tools for assessing the market competitiveness and appropriateness of executive pay opportunities.

The Committee also considered the following company and participant focused matters in making fiscal 2016 compensation decisions:

Company matters:

•	Company performance in prior years and expectations for the future;

•	The general business environment in which compensation decisions were being made;

•	The anticipated degree of difficulty inherent in the targeted incentive performance metrics;

•	The level of risk-taking the program would reward; and

Compensation Discussion and Analysis

•	Practices and developments in compensation design and governance; and

Participant-focused matters:

•	Individual pay histories and performance; and

•	The potential complexity of each program, preferring programs that were transparent to participants and shareholders and easily administered.

Management’s Role in the Design and Approval of our Programs.  Mr. Connolly, our Chief Executive Officer, played a role in several key areas of the design and approval of our fiscal 2016 executive compensation program.

1.	Selecting Performance Metrics and Targeted Performance Levels. An important part of designing incentive compensation programs is the selection of plan metrics and performance targets. To help ensure that the Committee’s pay-for-performance goals are achieved, selected metrics must be tied to shareholder value creation. In addition, performance targets must be set at levels that balance investor expectations against achievability, without incenting undue risk taking. The Committee sought Mr. Connolly’s input on these matters for fiscal 2016. Mr. Connolly provided the Committee his views on the appropriate company goals for use in our fiscal 2016 MIP and the fiscal 2016 tranche of the 2016 to 2018 cycle of the PSP. Mr. Connolly provided input based on his understanding of investor expectations and our operating plans and financial goals. The Committee had sole authority to approve the program metrics and targets, but found Mr. Connolly’s input valuable.

2.	Assessing Company Performance. Financial performance is at the core of the company’s incentive programs. However, the Committee retains the discretion to modify payouts based on the manner in which business results are delivered. At the end of fiscal 2016, Mr. Connolly offered the Committee his views of the company’s performance against expectations.

3.	Assessing Individual Performance. With respect to individual performance, which also informed fiscal 2016 compensation decisions, the Committee relied on regular performance evaluations of the senior leadership team and focused on the outcome of strategic projects and initiatives, whether organizational goals were met and the leadership behaviors exhibited. No named executive officer played a direct role in his or her own compensation determination for fiscal 2016.

Key Elements of our Fiscal 2016 Executive Compensation Program

The fiscal 2016 compensation of our named executive officers consisted of the following key components:

Type	Component

Incentive Compensation	Annual incentive opportunity (cash)
Long-term incentive opportunity (equity)
Fixed Compensation	Salary, retirement benefits and health and welfare benefits

The Committee believes that using a mix of compensation types (salary, benefits, cash incentives and equity-based incentives) and performance periods (single year and multi-year periods) promotes behavior consistent with our long-term strategic plan and minimizes the likelihood of executives having significant motivation to pursue risky and unsustainable results.

Opportunity Mix.  By design, targeted incentive compensation for the named executive officers for fiscal 2016 was a significant percentage of the total compensation opportunity. The Committee’s general policy is to provide the greatest

Compensation Discussion and Analysis

percentage of the incentive opportunity in the form of long-term compensation payable in shares of our common stock. The Committee believes the emphasis on stock-based compensation is the best method of aligning management interests with those of our shareholders.

The charts below show the total compensation opportunity (calculated using base salary rate, targeted fiscal 2016 MIP award and targeted long-term incentive value) for Mr. Connolly and our other named executive officers. For Mr. Connolly, targeted incentive compensation for fiscal 2016 was about 87% of his total compensation opportunity.

Named Executive Officer Considerations.  The Committee, and in the case of our Chief Executive Officer, the independent directors, specifically considered the following when setting fiscal 2016 compensation opportunities for each of our named executive officers.

Mr. Sean Connolly.  Mr. Connolly has served as our Chief Executive Officer and a member of the Board since April 6, 2015. The Committee believes that within the company, Mr. Connolly should have the highest ratio of incentive pay to salary and largest aggregate compensation opportunity due to his level of responsibility and business experience. External market data supports this conclusion. For fiscal 2016, consistent with this belief, the independent directors set Mr. Connolly’s compensation opportunities at a level higher than the comparable opportunities for the other named executive officers. The Committee took into account Mr. Connolly’s accountability for the performance of the entire organization in determining his compensation opportunities for fiscal 2016, as well as his employment agreement with the company, which was entered into shortly before the start of the fiscal year.

Mr. John F. Gehring.  Mr. Gehring has served as our Executive Vice President and Chief Financial Officer since 2009. Since he joined ConAgra in 2002, Mr. Gehring has held roles with increasing responsibilities within our Finance organization, including responsibilities over key areas such as Accounting, Treasury, Risk, Investor Relations, Information Technology, Enterprise Business Services and Aviation. The Committee considered the broad scope of his responsibilities, his tenure, internal equity and external market data in setting his compensation opportunity for fiscal 2016. As a result of this analysis, the Committee approved a salary increase for Mr. Gehring from $600,000 to $650,000 in fiscal 2016. On May 18, 2016, Mr. Gehring notified the Company that he will retire from the Company after a successor had been appointed. Please refer to “Retirement of Mr. Gehring” below for additional information.

Ms. Colleen R. Batcheler.  Ms. Batcheler has served as our Executive Vice President, General Counsel and Corporate Secretary since September 2009 and as Senior Vice President, General Counsel and Corporate Secretary since February 2008. After joining ConAgra in June 2006, she quickly progressed through leadership roles within the Legal organization, assuming responsibility for the company’s Government Affairs function during fiscal 2010. When setting Ms. Batcheler’s compensation opportunities for fiscal 2016, the Committee considered Ms. Batcheler’s demonstrated results as an advisor to the organization on legal, governance and policy matters, internal equity and external market data. As a result of this

Compensation Discussion and Analysis

analysis, the Committee approved a salary increase for Ms. Batcheler from $500,000 to $525,000 in fiscal 2016 and an increase in her annual incentive compensation target from 80% of base salary to 100% of base salary.

Mr. Thomas M. McGough.  Mr. McGough has served as our President, Consumer Foods, our largest operating segment, since May 2013. He joined the company in 2007 as Vice President, Marketing, was named President, Specialty Foods, in August 2010 and was promoted to President, Grocery Products within the Consumer Foods segment in July 2011. The Committee considered Mr. McGough’s quick progression in his role, potential for further growth in the role, market data and internal pay equity in setting his compensation opportunities for fiscal 2016. As a result of this analysis, the Committee approved a salary increase for Mr. McGough from $550,000 to $650,000 in fiscal 2016.

Mr. Thomas P. Werner.  Mr. Werner was named President of Commercial Foods in May 2015, at the start of fiscal 2016. From June 2013 through April 2015, Mr. Werner served as Senior Vice President of Finance for our Private Brands and Commercial Foods operating segments, and from May 2011 to June 2013, Mr. Werner was our Senior Vice President of Finance for the Lamb Weston operations. Prior to May 2011, Mr. Werner was Vice President of Supply Chain, working with our Consumer Foods business, since December 2009. Mr. Werner originally joined ConAgra Foods in 1999. The Committee considered Mr. Werner’s scope of responsibility, his new role and opportunity for development, internal equity and external market data when setting his compensation opportunities for fiscal 2016.

Below is a more detailed analysis of each element of the fiscal 2016 compensation program for our named executive officers, as well as actual fiscal 2016 payouts under the programs, as applicable.

Salaries.  We pay salaries to our named executive officers to provide them with a base level of fixed income for services rendered. On average, 14% of the total compensation opportunity for fiscal 2016 for each named executive officer other than the Chief Executive Officer was provided in the form of base salary. For Mr. Connolly, our Chief Executive Officer, 13% of his total compensation opportunity was provided in the form of base salary. For information on Mr. Connolly’s base salary, see “Agreement with Mr. Connolly” below.

Incentive Programs.  Consistent with its overall compensation objectives, the Committee aligned management compensation with company performance through a mix of annual and long-term incentive opportunities for fiscal 2016. Opportunities under these programs combined to represent approximately 86% of the compensation opportunity for each named executive officer, other than the Chief Executive Officer. For Mr. Connolly, targeted incentive compensation for fiscal 2016 was approximately 87% of his total compensation opportunity.

Financial targets disclosed in this section are done so in the limited context of these incentive plans; they are not statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Management Incentive Plan

The fiscal 2016 MIP provided a cash incentive opportunity to approximately 3,200 employees, including our named executive officers. For our named executive officers, our fiscal 2016 MIP used a framework that positioned awards to potentially qualify as tax deductible under Section 162(m) of the Internal Revenue Code, which we refer to as the Code. This framework, discussed more in the following paragraphs, uses an overarching performance goal and underlying performance goal. Please refer to our discussion under “Tax and Accounting Implications of the Committee’s Compensation Decisions” for more information on this plan design.

Overarching EPS Performance Goal.  At the start of fiscal 2016, the Committee approved an overarching goal under the fiscal 2016 MIP of adjusted EPS of $0.10. This goal, applicable to only a small subset of senior officers, including the named executive officers, was required to be achieved before any payouts could be made to the named executive officers. The fiscal 2016 MIP further provided that with achievement of the overarching adjusted EPS goal, the Committee could exercise negative discretion to potentially reduce, but not increase, authorized payouts. This negative discretion was to be guided by performance against the underlying financial goals described in the next paragraph.

Compensation Discussion and Analysis

Underlying Pre-Established Financial Goals.  At the start of fiscal 2016, the Committee approved EBIT and net sales goals as the underlying metrics for the fiscal 2016 MIP (each to be adjusted, as appropriate, for unusual items). The Committee developed performance goals to align with threshold, target and maximum incentive opportunities. Assuming the overarching adjusted EPS goal was met, the named executive officers participating in the plan were eligible to earn a payout from 0% to 220% of their respective target amounts, calculated as follows:

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Primary Metric – EBIT.  The primary metric for the fiscal 2016 MIP was EBIT, which could be adjusted for items impacting comparability of results. Achievement of a targeted level of total company EBIT for fiscal 2016 was designed to result in a payout equal to 100% of each participant’s approved target opportunity. Achievement at or below threshold performance would result in a payout equal to 0% of the opportunity. The maximum portion of each 2016 MIP award that could have been earned under the primary metric of EBIT for fiscal 2016 was 200% of the target award. The EBIT targets for the fiscal 2016 MIP are detailed here:

Threshold EBIT (0% payout)	Target EBIT (100% payout)	Maximum EBIT (200% payout)

$1,390 million	$1,636 million	$1,881 million

At the time these EBIT performance goals were established, the company was engaged in pursuing strategic alternatives for its Private Brands business segment. However, the company was still the owner of the business and had not entered into a definitive agreement to sell it. As a result, the EBIT goals included in the fiscal 2016 MIP include expected contributions from the Private Brands business. The business was sold during the fiscal year.

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Secondary Metric – Net Sales Growth.  The fiscal 2016 MIP included a secondary metric as well. If EBIT at or above threshold was achieved in fiscal 2016, an additional payout could occur if our adjusted net sales growth exceeded planned amounts. The additional payout under this secondary metric was designed to provide up to an additional 20 points of funding if adjusted net sales growth of 3.4% or more was achieved for the 2016 fiscal year; adjusted net sales growth below 2.4% during fiscal 2016 was designed not to be rewarded under this aspect of the plan. Due to the planned divestiture of the Private Brands business unit, net sales for that business unit were excluded from the target and calculation of this metric.

As a result of the two-metric structure, high levels of financial performance were designed to result in payouts up to a total of 220% of targeted awards under the fiscal 2016 MIP.

In addition to setting the financial goals for the fiscal 2016 MIP, the Committee set corresponding target compensation opportunities under the plan for each eligible named executive officer, measured as a percentage of base salary. The following table shows the ranges of authorized payments (expressed as a percentage of base salary earned during fiscal 2016) for the named executive officers upon achievement of the threshold, target and maximum EBIT and net sales goals approved for the fiscal 2016 MIP. If the overarching adjusted EPS goal or the threshold EBIT goal were not met, no payments would be made under the fiscal 2016 MIP. No portion of the incentive was guaranteed.

Named Executive Officer	Threshold	Target MIP Award	Maximum MIP Award

Mr. Connolly	0%	150% of salary	330% of salary

Mr. Gehring	0%	100% of salary	220% of salary

Ms. Batcheler	0%	100% of salary	220% of salary

Mr. McGough	0%	100% of salary	220% of salary

Mr. Werner	0%	80% of salary	176% of salary

Compensation Discussion and Analysis

Application of the Metrics to Determine Payouts.  To incent management to make decisions that have positive long-term impacts, even at the expense of shorter term results, and to prevent unusual gains and losses from having too great of an impact on plan payouts in any year, the Committee retained discretion to exclude items impacting comparability from company-wide results and adjust actual results for specific items that occurred during the fiscal year. The use of adjustments approved by the Committee and applicable to the fiscal 2016 EBIT and net sales metrics is described below under “Use of Adjustments in Compensation Decisions.”

After taking into account reported results and the approved adjustments, the company achieved fiscal 2016 EBIT of $1,803.6 million for MIP purposes, which was meaningfully above target. The level of net sales growth achieved for the year did not exceed the threshold levels required for the secondary metric to impact awards.

Business Plan Delivery.  Once the performance metrics review was complete, the Committee considered the manner in which management executed the operating plan during the year. Reflecting on the many operational and strategic accomplishments from the year, as set forth above under the heading “Executive Summary – Fiscal 2016 Results”, the Committee determined the financial performance results for fiscal 2016, before consideration of individual performance, warranted a payout level equal to 158% of target.

Named Executive Officer Awards.  The Committee’s final consideration was to determine each named executive officer’s individual fiscal 2016 MIP payout. This process involved an assessment of each executive’s individual performance. The Committee considered the factors discussed above under the heading “Named Executive Officer Considerations” when determining the fiscal 2016 MIP payouts. Mr. Connolly’s input on the individual contribution of these leaders, and his recommendations on program payouts, also assisted the Committee in approving specific MIP payouts. The full Board’s performance evaluation of Mr. Connolly was used in determining his payout. The Committee believes that the MIP awards paid to the named executive officers for fiscal 2016 are consistent with the level of accomplishment by the company and each named executive officer, as described in this section.

Named Executive Officer	Target Payout	Actual MIP Payout	Actual Payout as a % of Target

Mr. Connolly	$1,650,000	$3,258,750	197.5%

Mr. Gehring	$643,269	$1,118,001	173.8%

Ms. Batcheler	$521,635	$989,019	189.6%

Mr. McGough	$636,538	$1,156,589	181.7%

Mr. Werner	$350,923	$637,626	181.7%

Long-Term Incentive Plan

The Committee firmly believes in aligning our executive officers’ interests with those of our shareholders. The significant extent to which equity is included in our named executive officers’ compensation opportunity evidences this belief. The long-term incentive plan for executive officers has historically been the primary vehicle for delivering this equity-based compensation.

The company’s long-term incentive plan for executive officers in each of fiscal years 2014 and 2015 included an annual award of stock options and an annual award of performance shares that are settled in shares of common stock. Beginning with fiscal 2016, the Committee determined that it was appropriate to add a new equity award vehicle to the plan: service-based RSUs. A goal of the Committee’s executive compensation program is long-term commitment to and continuity of employment with the company. RSUs, which cliff-vest at the end of three-years, assist with this goal.

The actual number of stock options, RSUs and targeted performance shares granted under the long-term incentive plan for fiscal 2016 was determined using a value-based approach. Each named executive officer was provided a total targeted

Compensation Discussion and Analysis

grant value, based on the considerations discussed above under “Named Executive Officer Considerations.” Fifty percent (50%) of the total targeted value was delivered as performance shares, 25% of the total targeted value was delivered as RSUs and 25% of the total targeted value was delivered as stock options. Performance share and RSUs grant sizes were determined by dividing the dollar value of the targeted opportunity by the average of the closing market price of our common stock for the 30 trading days as of 10 trading days prior to, and not including, the date of grant. Stock option grant details were determined by multiplying the number of RSUs granted by six. The Committee used this approach to deliver what it views as an equal mix of stock options and RSUs to participants.

Each element of the long-term incentive plan is discussed more fully below.

Stock Options.  The use of stock options directly aligns the interests of the named executive officers with those of our shareholders. All options granted for fiscal 2016 have a ten-year term and an exercise price equal to the closing market price of our common stock on the date of grant. The options vest 33% on each of the first three anniversaries of the grant date, generally subject to the executive’s continued employment with the company.

The number of options granted to each named executive officer during fiscal 2016 is set forth below:

Named Executive Officer	Stock Options Granted During Fiscal 2016
Mr. Connolly	210,714
Mr. Gehring	53,946
Ms. Batcheler	53,946
Mr. McGough	53,946
Mr. Werner	40,458

The Committee considered the factors discussed above under the heading “Named Executive Officer Considerations” when determining grant sizes by individual. All grants were made on August 28, 2015 with an exercise price of $41.73 per share. The grant date fair value of the stock options awarded to our named executive officers is included in the “Option Awards” column of the Summary Compensation Table – Fiscal 2016.

Restricted Stock Units.  RSUs generally represent the right to receive a defined number of shares of our common stock after completing a period of service established at the date of grant. All RSUs granted for fiscal 2016 generally vest in full on the third anniversary of the date of grant, generally subject to the executive’s continued employment with the company. Awards granted in fiscal 2016 are not entitled to dividend equivalents.

The number of RSUs granted to each named executive officer in the fiscal 2016 long-term incentive program is set forth below.

Named Executive Officer	RSUs Granted During Fiscal 2016
Mr. Connolly	35,119
Mr. Gehring	8,991
Ms. Batcheler	8,991
Mr. McGough	8,991
Mr. Werner	6,743

The Committee considered the factors discussed above under the heading “Named Executive Officer Considerations” when determining grant sizes by individual. All grants were made on August 28, 2015. The grant date fair value of the RSUs awarded to our named executive officers is included in the “Stock Awards” column of the Summary Compensation Table – Fiscal 2016.

Performance Shares.  Performance shares represent an opportunity to earn a defined number of shares of our common stock if we achieve pre-set, three-year performance goals. Dividend equivalents are paid on the portion of the performance shares actually earned and are paid at the regular dividend rate in shares of our common stock.

Compensation Discussion and Analysis

The targeted number of performance shares granted to our named executive officers in fiscal 2016, together with the performance share grants made under the comparable program in fiscal 2015 and fiscal 2014, are set forth below.

Named Executive Officer	Targeted Performance Shares for Fiscal 2016 to 2018 Cycle	Targeted Performance Shares for Fiscal 2015 to 2017 Cycle	Targeted Performance Shares for Fiscal 2014 to 2016 Cycle

Mr. Connolly	70,239	60,162(1)	N/A

Mr. Gehring	17,981	25,547	21,882

Ms. Batcheler	17,981	25,547	21,882

Mr. McGough	17,981	25,547	21,882

Mr. Werner	13,486	9,580	5,471

1.	In connection with Mr. Connolly’s hiring, he was granted participation in the fiscal 2015 to 2017 cycle of the PSP. Mr. Connolly’s performance share grant is subject to threshold EPS objectives covering only fiscal years 2016 and 2017, but the underlying target opportunity is subject to negative discretion on the basis of average EBITDA return on capital and net sales growth for the entire fiscal 2015 to 2017 cycle, as described below.

Overarching EPS Performance Goal.  Similar to our fiscal 2016 MIP, our performance share plan, or PSP, utilizes an overarching adjusted EPS performance goal for our most senior executive participants. The PSP also uses a framework that allows performance share awards to potentially qualify as tax deductible under Section 162(m) of the Code. The overarching adjusted EPS goal applicable to the named executive officers (other than Mr. Werner) in each PSP cycle outstanding during fiscal 2016 was as follows:

•	Fiscal 2014 to 2016 cycle: Adjusted EPS of $0.50 in each of fiscal years 2014, 2015 and 2016;

•	Fiscal 2015 to 2017 cycle: Adjusted EPS of $0.10 in each of fiscal years 2015, 2016 and 2017; and

•	Fiscal 2016 to 2018 cycle: Adjusted EPS of $0.10 in each of fiscal years 2016, 2017 and 2018.

As with the fiscal 2016 MIP, the adjusted EPS goal must be met before any payout can be made to a named executive officer (other than Mr. Werner). If the overarching adjusted EPS goal is met, the Committee can exercise negative discretion to potentially reduce, but not increase, authorized payouts. This negative discretion is guided by performance against underlying financial goals approved by the Committee. Refer to our discussion below under “Tax and Accounting Implications of the Committee’s Compensation Decisions” for more information on this plan design.

Underlying Pre-Established Financial Goals.  For the fiscal 2014 to 2016 and fiscal 2015 to 2017 cycles of the PSP, the actual number of shares of common stock earned by the named executive officers, following achievement of the overarching adjusted EPS goal, ties to the company’s performance against three-year average EBITDA return on capital and three-year average net sales growth goals. The Committee selected these financial metrics because it believed they have a positive impact on shareholder value.

For the fiscal 2016 to 2018 cycle of the PSP, the Committee chose to approve the additional performance goals in a multi-step process. This shift was a result of the significant amount of change being led by Mr. Connolly. At the time of incentive plan goal setting for fiscal 2016, Mr. Connolly was only four months into his tenure. The portfolio, cost and cultural overhauls he identified had just commenced. In addition, strategic alternatives were being launched for a major business unit, Private Brands. As a result, multi-year performance objectives were challenging to set; the Committee decided to set the underlying goals relevant to the fiscal 2016 to 2018 PSP in stages.

In August 2015, the Committee approved the first set of underlying goals for the fiscal 2016 to 2018 PSP. The Committee approved a fiscal 2016 EBITDA return on capital goal and applied such goal to only 33% of the total targeted fiscal 2016 to 2018 award, which we refer to as the 2016 tranche. The Committee agreed to approve underlying goals for

Compensation Discussion and Analysis

the remaining 67% of the targeted award in the future. The Committee also chose to eliminate the net sales growth goal for the 2016 tranche. Achievement of the company’s net sales commitments to shareholders remained a priority. However, the Committee determined that profit improvement was a more important focus area for the near-term.

Because the overarching performance goals for the total fiscal 2016 to 2018 PSP cycle were established in fiscal 2016 (in other words, the adjusted EPS of at least $0.10 in each of fiscal years 2016, 2017 and 2018), the grant date fair value of all the performance shares granted under the fiscal 2016 to 2018 cycle, based on the probable outcome of the performance conditions for such period, is included in the “Stock Awards” column of the Summary Compensation Table – Fiscal 2016.

More information on the underlying metrics in our PSP cycles follows.

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Primary Metric – EBITDA Return on Capital.  In each of the cycles of the PSP that were outstanding during fiscal 2016 (in other words, fiscal 2014 to 2016, fiscal 2015 to 2017 and fiscal 2016 to 2018), EBITDA return on capital was a key metric. This metric is calculated by dividing EBITDA by average invested capital as follows:

EBITDA	=	Earnings before interest and taxes + Depreciation and amortization expense
Average Invested Capital	=	Interest bearing debt + Equity (13 period average)

The operating results may be adjusted for items impacting comparability of results. The EBITDA return on capital goals under the outstanding PSP cycles are as follows:

Plan Cycle	Threshold 3-Year Average EBITDA return on capital (25% payout)	Target 3-Year Average EBITDA return on capital (100% payout)	Maximum 3-Year Average EBITDA return on capital (200% payout)

Fiscal 2014 to 2016	14.6%	17.9%	19.9%

Fiscal 2015 to 2017	14.2%	17.5%	19.5%

Achievement of the threshold level of three-year average EBITDA return on capital for each of the fiscal 2014 to 2016 cycle and the fiscal 2015 to 2017 cycle results in a payout equal to 25% of a participant’s approved target opportunity. Target performance results in a payout equal to 100% of the opportunity. The maximum number of shares that can be earned under the primary metric of EBITDA return on capital for each of these two cycles is 200% of the targeted number of performance shares granted.

Plan Cycle	Threshold EBITDA return on capital (0% payout as to 1/3 of targeted award)	Target EBITDA return on capital (100% payout as to 1/3 of targeted award)	Maximum EBITDA return on capital (200% payout as to 1/3 of targeted award)

2016 Tranche of Fiscal 2016 to 2018	20.2%	22.8%	25.1%

For the fiscal 2016 to 2018 cycle, failure to achieve greater than the threshold level of EBITDA return on capital for fiscal 2016 results in a payout equal to 0% of each participant’s approved target opportunity as to the 2016 tranche. Performance at a level equal to target results in a payout equal to 100% of the opportunity for the 2016 tranche. The maximum number of shares that can be earned for the 2016 tranche is 200% of one-third of the granted award.

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Secondary Metric – Net Sales Growth.  In both the fiscal 2014 to 2016 and fiscal 2015 to 2017 cycles of the PSP, the Committee chose to include a secondary metric: average net sales growth. There is no secondary metric applicable to the 2016 tranche. For the two cycles in which the net sales growth goal is relevant, minimum levels of EBITDA return on capital must be achieved before the average net sales growth feature is assessed: 15.9% in the fiscal 2014 to 2016 cycle and 15.5% in the fiscal 2015 to 2017 cycle. Upon attainment of these amounts, up to 20

Compensation Discussion and Analysis

additional points of funding could be earned based on the secondary metric of three-year average net sales growth. Three-year average net sales growth of 7% or more would fund the fiscal 2014 to 2016 cycle by an additional 20 points; three-year average net sales growth of 4.5% or more would fund the fiscal 2015 to 2017 cycle an additional 20 points. As a result of the two-metric structure, high levels of financial performance could result in payouts up to a total of 220% of targeted shares under each of these cycles.

At the time the target levels of performance were set for each of the outstanding cycles, the Committee believed them to appropriately balance the interests of shareholders and participants.

Awards Earned for Fiscal 2014 to 2016 Cycle.  At the end of fiscal 2016, the fiscal 2014 to 2016 cycle of the long-term incentive program concluded. After taking into account reported results and the approved adjustments (the use of adjustments approved by the Committee and applicable to the cycle is described below under “Use of Adjustments in Compensation Decisions”), the company achieved three-year average EBITDA return on capital of 15.7%. According to the pre-established goals, this performance level equated to a payout of 25% of the targeted performance share awards; the EBITDA return on capital performance did not reach levels that would permit the average net sales growth feature to apply. The Committee did not exercise additional discretion to increase or decrease final payouts.

The table below lists the number of shares of common stock that were issued to the named executive officers following fiscal 2016 for the fiscal 2014 to 2016 cycle of the PSP. Mr. Connolly did not participate in the cycle. The noted amounts include dividend equivalents on earned shares, which were paid in additional shares.

Named Executive Officer	Target Performance Shares Granted for Fiscal 2014 to 2016 Cycle	Actual Performance Shares Earned for Fiscal 2014 to 2016 Cycle	Actual as % of Target (with Dividend Equivalents)

Mr. Gehring	21,882	5,900	27%

Ms. Batcheler	21,882	5,900	27%

Mr. McGough	21,882	5,900	27%

Mr. Werner	5,471	1,475	27%

Awards Under the Fiscal 2015 to 2017 Cycle.  The fiscal 2015 to 2017 cycle of the PSP is ongoing and thus no payouts have yet been earned.

Awards Notionally Earned for Fiscal 2016 Tranche of the Fiscal 2016 to Fiscal 2018 Cycle.  At the end of fiscal 2016, the underlying performance metric applicable to the 2016 tranche could be calculated. (The 2016 tranche remains subject to the overarching adjusted EPS goal applicable to the cycle.) After taking into account reported results and the approved adjustments (the use of adjustments approved by the Committee and applicable to the 2016 tranche is described below under “Use of Adjustments in Compensation Decisions”), the company achieved one-year EBITDA return on capital of 25.1%. According to the pre-established goals, this level of performance permits funding at the maximum level (200% of target) for the 2016 tranche. This percentage could still be adjusted by the Committee prior to payout in early fiscal 2019, depending on its further evaluation of performance under the applicable underlying metrics and other considerations, subject to the funding conditions for such award). The Committee has not yet exercised additional discretion to increase or decrease final earned amounts.

Other Notes on Performance Shares.  In general, performance shares that have not been paid at the time of a participant’s termination of employment are forfeited. An exception allows for pro rata payouts, based on actual plan performance, in the event of death, disability or retirement. The Committee has also retained the discretion to provide for payouts on termination when it finds it appropriate and in the best interest of the company. To date, however, the Committee has not used this discretion.

Compensation Discussion and Analysis

Other Fiscal 2016 Compensation.  The additional material elements of our compensation program for the named executive officers during fiscal 2016 were as follows:

Retention RSU Program.  At the start of fiscal 2016, Mr. Connolly was beginning his tenure as CEO and mobilizing the organization in pursuit of a new strategic path. In light of the change underway and the need to retain key members of management, the Committee authorized a special retention RSU program for key leaders. The Committee consulted with its independent compensation consultant in connection with the adoption of the retention program. As a result of the program, effective July 17, 2015, RSUs in the amounts set forth in the table below were granted to each of the named executive officers. The actual number of RSUs granted to each individual was determined using a value-based approach. Each named executive officer was provided a total targeted grant value. The RSU grant sizes were determined by dividing the dollar value of the targeted opportunity by the average of the closing market price of our common stock for the 30 trading days as of 10 trading days prior to, and not including, the date of grant. All of the RSUs were granted under the ConAgra Foods, Inc. 2014 Stock Plan. These RSUs generally cliff-vest at the end of three years, subject to the named executive officer’s continued employment with the company.

Named Executive Officer	Targeted Grant Value	RSUs Granted

Mr. Gehring	$1,600,000	39,825

Ms. Batcheler	$1,600,000	39,825

Mr. McGough	$1,600,000	39,825

Mr. Werner	$800,000	19,912

Benefit Programs.  We offer a package of core employee benefits to our employees, including our named executive officers. With respect to health and welfare benefits, we offer health, dental and vision coverage and life and disability insurance. The company and employee participants share in the cost of these programs. We also offer a matching-gifts program through our ConAgra Foods Foundation. To maximize community impact, the ConAgra Foods Foundation will match, dollar for dollar, donations employees make to eligible organizations, up to $1,000 in a calendar year. Donations made by the Foundation on behalf of a named executive officer are included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2016.

With respect to retirement benefits, we maintain qualified 401(k) retirement plans (with a company match on employee contributions) and qualified pension plans. The named executive officers are entitled to participate in these plans on the same terms as other employees.

Some of the named executive officers and other employees at various levels of the organization participate in a non-qualified pension plan, non-qualified 401(k) plan and/or voluntary deferred compensation plan. The non-qualified pension, non-qualified 401(k) and voluntary deferred compensation plans permit us to pay retirement benefits in amounts that exceed the limitations imposed by the Code under our qualified plans.

Our voluntary deferred compensation plan allows the named executive officers, as well as a broader group of approximately 850 employees, to defer receipt of up to 50% of their base salary and 90% of their annual cash incentive compensation. The program permits executives to save for retirement in a tax-efficient way at minimal administrative cost to the company. Executives who participate in the program are not entitled to above-market (as defined by the SEC) or guaranteed rates of return on their deferred funds.

We include contributions made by the company to the named executive officers’ 401(k) plan, non-qualified 401(k) plan and voluntary deferred compensation accounts in the “All Other Compensation” column of the Summary Compensation

Compensation Discussion and Analysis

Table – Fiscal 2016. We provide a complete description of these retirement programs under the headings “Pension Benefits – Fiscal 2016” and “Non-Qualified Deferred Compensation – Fiscal 2016” below.

Perquisites.  Members of senior management are not eligible for indirect pay except in limited circumstances. For a portion of fiscal 2016, each of the named executive officers was entitled to participate in an executive physical program and the company covered the cost of the physical. As an alternative to participation in the executive physical program, each of the named executive officers was entitled to participate in a medical access program in addition to the standard medical program. The cost of this program was imputed to the executive as taxable income. These programs were discontinued during fiscal 2016. The incremental cost to the company of providing these benefits in fiscal 2016, if any, is included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2016.

The Committee has determined that it is appropriate to cover Mr. Connolly by our security policy. As a result, Mr. Connolly is required to take corporate aircraft for all business and personal air transportation. To offset a portion of the incremental cost to the company of his personal use of corporate aircraft, we entered into an aircraft time share agreement with Mr. Connolly. Under the agreement, Mr. Connolly is responsible for reimbursing us, in cash, certain amounts to help offset a portion of our incremental costs of personal flights, consisting of the cost of fuel and incidentals such as landing and parking fees, airport taxes and catering costs for such flights. We do not charge for the fixed costs that would be incurred in any event to operate company aircraft (for example, aircraft purchase costs, maintenance, insurance and flight crew salaries). Mr. Connolly’s reimbursement obligation to the company begins once the incremental cost of his personal flights exceeds $150,000 in a fiscal year. A copy of the ConAgra Foods, Inc. Aircraft Use Policy is available upon request by a shareholder to the Corporate Secretary at 222 West Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654.

Relocation Benefits.  During fiscal 2016, the decision was made, as a part of the company’s efforts to overhaul its culture, to relocate its headquarters from Omaha, Nebraska to Chicago, Illinois. As a result, Ms. Batcheler’s role was moved to the new headquarters. In connection with her relocation to Chicago, Illinois, Ms. Batcheler was provided relocation benefits consistent with those provided to other officers of the company.

Change of Control / Severance Benefits.  We have agreements with our named executive officers that are designed to promote stability and continuity of senior management in the event of a change of control. The Committee routinely evaluates participation in this program and its benefit levels to ensure their reasonableness. Since fiscal 2012, individuals promoted or hired into positions that, in the Committee’s view, are appropriate for change of control program participation have not been entitled to any excise tax gross-up protection. Although the Committee continues to believe in the importance of maintaining a change of control program, it believes that offering excise tax gross-ups to new participants is inappropriate relative to best executive pay practices. We provide a complete description of the amounts potentially payable to our named executive officers under these agreements under the heading “Potential Payments Upon Termination or Change of Control.”

We have also adopted a broad severance plan applicable to most salaried employees, including the named executive officers. In some circumstances, as part of negotiations during the hiring or recruiting process, we have supplemented this plan with specific severance arrangements.

Agreement with Mr. Connolly.  We entered into an employment agreement with Mr. Connolly on February 12, 2015 as a part of his hiring as our new Chief Executive Officer. The agreement expires on August 1, 2018. The agreement generally describes Mr. Connolly’s duties and responsibilities as CEO, and, for its term, provides for a minimum base salary of $1.1 million and a customary vacation allowance. The employment agreement also outlines Mr. Connolly’s participation in our incentive compensation programs during its term. Regarding the annual incentive program, the agreement provides that Mr. Connolly’s target opportunity must be at least 150% of his base salary. With respect to long-term incentives, commencing with fiscal 2016, Mr. Connolly is entitled, each year during the term of the agreement, to receive a targeted long-term award opportunity with a value of at least $6.25 million for any ensuing three-year performance period. For the 2015 to 2017 performance cycle, the employment agreement entitled Mr. Connolly to an award opportunity under the PSP with a grant date value of $2.09 million, which award is described above.

Compensation Discussion and Analysis

The agreement subjects Mr. Connolly to our stock ownership guidelines and a one-year post-employment non-competition restriction. It also requires Mr. Connolly to execute our standard confidentiality and non-solicitation agreement.

The employment agreement also provides Mr. Connolly with certain other benefits, including indemnification, reimbursement for professional fees incurred in negotiating and preparing the employment agreement and a one-time cash payment of $65,000 to cover Mr. Connolly’s expenses in establishing a residence in Omaha, Nebraska. The agreement entitles Mr. Connolly to use corporate aircraft, as further described above and under “Summary Compensation Table – Fiscal 2016” below.

The employment agreement provides for severance, termination and change of control benefits further described below under the heading “Potential Payments Upon Termination or Change of Control.”

The agreement also entitles Mr. Connolly to participate in benefit plans and programs that are made available to senior executives generally. For information about the terms of Mr. Connolly’s participation in our retirement plans and deferred compensation plans, see “Non-Qualified Deferred Compensation – Fiscal 2016” below.

Retirement of Mr. Gehring.  On May 18, 2016, Mr. Gehring notified the company of his intent to retire from the company. Mr. Gehring will continue to serve as our principal financial officer until August 29, 2016.

Use of Adjustments in Compensation Decisions

To incent management to make decisions that have positive long-term impacts, even at the expense of shorter term results, and to prevent one-time gains and losses from having too great of an impact on incentive payouts, the Committee designed its programs to exclude certain items impacting comparability from results in the fiscal 2016 MIP, the fiscal 2014 to 2016 cycle of the PSP and the 2016 tranche of the fiscal 2016 to 2018 cycle of the PSP. The underlying metrics for the fiscal 2016 MIP were fiscal 2016 EBIT and net sales goals. The underlying metrics for the fiscal 2014 to 2016 cycle of the PSP were EBITDA return on capital and average net sales growth. The metric for the 2016 tranche of the fiscal 2016 to 2018 cycle of the PSP was EBITDA return on capital.

With respect to earnings-related measures, the Committee approved adjustments that are generally consistent with the adjustments presented to investors in our discussions of comparable earnings results.

The goal is to pay incentives based on the underlying business trends and results that our investors are using to measure management performance.

Compensation Discussion and Analysis

Committee’s Views on Executive Stock Ownership

The Committee has adopted stock ownership guidelines applicable to approximately 115 of our senior employees. These guidelines, which are represented as a percentage of salary, increase with greater responsibility within the company. The Committee has adopted these guidelines because it believes that management stock ownership promotes alignment with shareholder interests. The named executive officers are expected to reach their respective ownership requirement within a reasonable period of time after appointment. Shares personally acquired by the executive through open market purchases or through our 401(k) plan or employee stock purchase plan, as well as RSUs and shares acquired upon the deferral of earned bonuses are counted toward the ownership requirement. Neither unexercised stock options nor unearned performance shares are counted. The following table reflects ownership as of July 29, 2016 for our named executive officers.

Named Executive Officer	Stock Ownership Guideline (% of Salary)	Actual Ownership (% of Salary) (1)
Mr. Connolly	600%	448%

Mr. Gehring	400%	1,640%

Ms. Batcheler	400%	1,548%

Mr. McGough	400%	743%

Mr. Werner	300%	664%

1.	Based on the average daily price of our common stock on the NYSE for the 12 months ended July 29, 2016 ($42.34) and the salaries of the named executive officers in effect as of July 29, 2016.

Committee’s Practices Regarding the Timing of Equity Grants

We do not backdate stock options or grant equity retroactively. We do not coordinate grants of equity with disclosures of positive or negative information. All equity awards are granted with an exercise price (if applicable) equal to the closing price of our common stock on the NYSE on the date of grant. The vast majority of our stock option grants for a fiscal year are made in July at a regular Committee meeting.

In most instances, when management proposes an off-cycle award or sign-on grant for a non-executive officer, the Committee considers approval of the grant at a regularly scheduled Committee meeting. In the event management proposes a sign-on grant for a senior officer and a grant-related decision is necessary between regularly scheduled Committee meetings, the Committee may hold a special meeting to consider the grant. If approved, the grant date will be the first trading day of the month on or following the officer’s date of hire.

Additional Information on the Committee’s Compensation Consultant

The Committee engaged FW Cook directly to assist it in obtaining and reviewing information relevant to compensation decisions. The independence and performance of the consultant are of the utmost importance to the Committee. Committee policy prevents management from directly engaging the consultant without the prior approval of the Committee’s Chair. Given the focused scope of FW Cook’s services, no management-generated fees are expected with this firm. For fiscal 2016, FW Cook did not provide any additional services to us or our affiliates. The Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis and conducts a formal evaluation of the consultant on an annual basis. The Committee has assessed the independence of FW Cook, as required under NYSE listing rules. The Committee has also considered and assessed all relevant factors, including those required by the SEC that could give rise to a potential conflict of interest with respect to FW Cook during fiscal 2016. Based on this review, the Committee did not identify any conflict of interest raised by the work performed by FW Cook.

Compensation Discussion and Analysis

Tax and Accounting Implications of the Committee’s Compensation Decisions

U.S. federal income tax law prohibits the company from taking a tax deduction for certain compensation paid in excess of $1 million to the company’s chief executive officer or any of the company’s three other most highly compensated executive officers, other than the chief financial officer, who are employed as of the end of the year. This limitation does not apply to qualified performance-based compensation under federal tax law. Generally, this is compensation paid only if performance meets pre-established, objective goals based on performance metrics approved by our shareholders. The Committee’s general intent is to structure our executive compensation programs so that payments may be able to qualify as fully tax deductible. However, while the Committee believes it is in the best interests of the company and its shareholders to have the ability to grant “qualified performance-based compensation” under Section 162(m) of the Code, it may decide from time to time to grant compensation that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if the Committee intends to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, the company cannot guarantee that such compensation ultimately will be deductible by it.

For fiscal 2016, all annual incentive and performance share awards to covered employees were subject to, and made in accordance with, performance-based compensation arrangements that were intended to qualify as tax deductible. In order to achieve this potential result, the Committee approved a framework in which (1) maximum awards under these incentive programs would be authorized upon attainment of adjusted EPS of: $0.10 for the fiscal 2016 MIP; $0.50 per year for the performance period for the fiscal 2014 to 2016 cycle of the PSP; $0.10 per year for the performance period for the fiscal 2015 to 2017 cycle of the PSP; and $0.10 per year for the performance period for the fiscal 2016 to 2018 cycle of the PSP; and (2) negative discretion would be applied by the Committee to decrease authorized awards based upon the program frameworks described above. The Committee intends to continue using this type of approach to potentially preserve the tax deductibility of its compensation arrangements in the future. However, the Committee does retain the discretion to make payments or grants of equity that are not fully deductible (for example, a portion of Mr. Connolly’s salary) when, in its judgment, those payments or grants are needed to achieve its overall compensation objectives.

Compensation Committee Report

Compensation Committee Report

The Human Resources Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2016.

ConAgra Foods, Inc. Human Resources Committee

Bradley A. Alford	W.G. Jurgensen

Richard H. Lenny	Ruth Ann Marshall, Chair

Executive Compensation

Executive Compensation

Summary Compensation Table – Fiscal 2016

The table below presents compensation information for individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2016 and for each of the other three most highly-compensated individuals who were serving as executive officers at the end of fiscal 2016. Neither Mr. Connolly nor Mr. McGough was a named executive officer in fiscal 2014; as such, information about their compensation for that fiscal year is not included. Mr. Werner was not a named executive officer in fiscal 2014 or fiscal 2015; as such, information about his compensation for fiscal 2014 and fiscal 2015 is not included.

The amounts in the following Summary Compensation Table for Mr. Connolly reflect, for fiscal 2015, his employment with the company beginning in April 2015. In addition, the amounts for Mr. Connolly are based in part on his employment agreement. For more information about the material terms of the employment agreement with Mr. Connolly and the change of control agreements we have entered into with each of our named executive officers, see “Other Fiscal 2016 Compensation – Change of Control/Severance Benefits” and “Agreement with Mr. Connolly” in the Compensation Discussion and Analysis above and “Potential Payments Upon Termination or Change of Control” below.

For more information about our named executive officers’ mix of base salary and annual incentive compensation to their total compensation, see the discussion under “Key Elements of our Fiscal 2016 Executive Compensation Program” in the Compensation Discussion and Analysis above.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Sean Connolly	2016	1,100,000	-	4,396,589	1,032,499	3,258,750	-	157,972	9,945,810
CEO and	2015	249,615	-	3,915,232	2,304,000	-	-	171,728	6,640,576
President

John Gehring	2016	643,269	-	2,895,365	264,335	1,118,001	365,019	20,172	5,306,161
EVP and Chief	2015	600,000	-	789,147	502,775	-	306,119	36,198	2,234,239
Financial Officer	2014	589,904	-	766,964	657,667	147,476	220,461	38,302	2,420,774

Colleen Batcheler	2016	521,635	-	2,895,365	264,335	989,019	39,296	97,807	4,807,457
EVP, General Counsel and	2015	500,000	-	789,147	502,775	-	31,785	41,249	1,864,956
Corporate Secretary	2014	494,615	-	766,964	657,667	98,923	20,679	72,843	2,111,691

Tom McGough	2016	636,538	-	2,895,365	264,335	1,156,589	48,895	57,867	5,059,589
President,	2015	524,039	-	789,147	502,775	-	45,107	59,968	1,921,036
Consumer Foods

Tom Werner	2016	438,654	-	1,729,045	198,244	637,626	75,865	35,293	3,114,727
President,
Commercial Foods

Executive Compensation

1.	Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC Topic 718, for the stock awards granted during the reported fiscal years. For the performance shares awarded in fiscal 2016 (the fiscal 2016 to fiscal 2018 cycle of the PSP), the amounts reported are based on the probable outcome of the relevant performance conditions as of the grant date. Assuming the highest level of performance is achieved for the performance shares awarded in fiscal 2016, the grant date fair value of these awards would have been: Mr. Connolly, $5,862,147; each of Messrs. Gehring and McGough and Ms. Batcheler, $1,500,694; and Mr. Werner, $1,125,542.

2.	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock options granted during the reported fiscal years. Assumptions used in the calculation of these amounts are included in Note 14 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended May 29, 2016.

3.	For fiscal 2016, reflects awards earned under the fiscal 2016 MIP. A description of the fiscal 2016 MIP is included in our Compensation Discussion and Analysis above.

4.	The measurement date for pension value for fiscal 2016 was May 29, 2016. We do not offer above-market (as defined by SEC rules) or preferential earnings rates in our deferred compensation plans. For fiscal 2016, the entire amount reflects the aggregate change in the actuarial present value of pension amounts rather than non-qualified deferred compensation earnings.

5.	The components of fiscal 2016 “All Other Compensation” include the following:

Named Executive Officer	Perquisites and Personal Benefits (a)
	(Column 1) Personal Use of Aircraft $		(Column 2) Executive Physical / Security Costs / Home Office $		(Column 3) Matching Gifts $		(Column 4) Relocation Expenses $		(Column 5) Temporary Housing $		(Column 6) Company Contribution to Defined Contribution Plans $ (c)
Mr. Connolly	70,879		(b	)	-		-		-		87,092
Mr. Gehring	(b	)	(b	)	-		-		-		17,858
Ms. Batcheler	(b	)	(b	)	-		50,000	(d)	-		32,592
Mr. McGough	-		(b	)	(b	)	-		(b	)	46,483
Mr. Werner	-		(b	)	-		-		-		35,292

(a)	All amounts shown are valued at the incremental cost to us of providing the benefit. For Column 1, also includes the incremental cost of repositioning flights associated with personal use by the named executive officer. With respect to Mr. Connolly’s use of company aircraft (Column 1), Mr. Connolly is a party to an aircraft time share agreement with us. Under this agreement, Mr. Connolly reimburses us in cash for a portion of our incremental costs of personal flights (in other words, the cost of fuel and incidentals, such as landing and parking fees, airport taxes and catering costs for such flights). We do not charge Mr. Connolly for the fixed costs that would be incurred in any event to operate the company aircraft (for example, aircraft purchase costs, maintenance, insurance and flight crew salaries). Because the incremental cost of such flights did not exceed $150,000 in fiscal 2016, Mr. Connolly was not required to make any payments under the time share agreement.

(b)	For Columns 1 through 5, inclusive, a (b) notation in lieu of a dollar amount indicates that the named executive officer received the benefit but at an incremental cost to us of less than $25,000.

(c)	Reflects the qualified and non-qualified CRISP contributions by the company. In addition, the company credited each eligible participant’s account in the Voluntary Deferred Comp Plan (as further described below) with a non-elective contribution equal to 3% of eligible compensation in excess of the IRS limit. Mr. Gehring was not eligible for this contribution. See the discussion under “Non-Qualified Deferred Compensation – Fiscal 2016.”

(d)	Reflects relocation payments equal to $50,000 in the aggregate.

Executive Compensation

Grants of Plan-Based Awards – Fiscal 2016

The following table presents information about grants of plan-based awards (equity and non-equity) during fiscal 2016 to the named executive officers. All equity-based grants were made under the shareholder approved ConAgra Foods 2014 Stock Plan. The table includes certain RSUs granted as of July 17, 2015 to each of Mr. Gehring, Ms. Batcheler, Mr. McGough and Mr. Werner pursuant to a special retention program for key leaders approved by the HR Committee. Please refer to “Other Fiscal 2016 Compensation – Retention RSU Program” in the Compensation Discussion and Analysis for further information about these grants.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Mr.	-	-	1,650,000	3,630,000	-	-	-	-	-	-	-
Connolly	8/28/2015	-	-	-	-	70,239	140,478	-	-	-	2,931,073
	8/28/2015	-	-	-	-	-	-	35,119	-	-	1,465,516
	8/28/2015	-	-	-	-	-	-	-	210,714	41.73	1,032,499
Mr.	-	-	643,269	1,415,192	-	-	-	-	-	-	-
Gehring	7/17/2015	-	-	-	-	-	-	39,825	-	-	1,769,823
	8/28/2015	-	-	-	-	17,981	35,962	-	-	-	750,347
	8/28/2015	-	-	-	-	-	-	8,991	-	-	375,194
	8/28/2015	-	-	-	-	-	-	-	53,946	41.73	264,335
Ms.	-	-	521,635	1,147,596	-	-	-	-	-	-	-
Batcheler	7/17/2015	-	-	-	-	-	-	39,825	-	-	1,769,823
	8/28/2015	-	-	-	-	17,981	35,962	-	-	-	750,347
	8/28/2015	-	-	-	-	-	-	8,991	-	-	375,194
	8/28/2015	-	-	-	-	-	-	-	53,946	41.73	264,335
Mr.	-	-	636,538	1,400,385	-	-	-	-	-	-	-
McGough	7/17/2015	-	-	-	-	-	-	39,825	-	-	1,769,823
	8/28/2015	-	-	-	-	17,981	35,962	-	-	-	750,347
	8/28/2015	-	-	-	-	-	-	8,991	-	-	375,194
	8/28/2015	-	-	-	-	-	-	-	53,946	41.73	264,335
Mr.	-	-	350,923	772,031	-	-	-	-	-	-	-
Werner	7/17/2015	-	-	-	-	-	-	19,912	-	-	884,889
	8/28/2015	-	-	-	-	13,486	26,972	-	-	-	562,771
	8/28/2015	-	-	-	-	-	-	6,743	-	-	281,385
	8/28/2015	-	-	-	-	-	-	-	40,458	41.73	198,244

1.	Amounts reflect grants made under the fiscal 2016 MIP discussed in our Compensation Discussion and Analysis. Actual payouts earned under the program for fiscal 2016 for all named executive officers can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table – Fiscal 2016.

2.	Amounts reflect the performance shares granted to our named executive officers under our long-term incentive program for the fiscal 2016 to 2018 cycle. All awards under the fiscal 2016 to 2018 cycle, including any above-target payouts, will be earned based on our performance for the three fiscal years ending May 29, 2016, May 28, 2017 and May 27, 2018, respectively. Further information about these grants can be found in the section headed “Compensation Discussion and Analysis – Long-Term Incentive Plan.” Final payouts are subject to full negative discretion by the Committee.

3.	The grant date fair value of performance shares granted under our long-term incentive program for the fiscal 2016 to 2018 performance cycle are based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with FASB ASC Topic 718). These amounts are included in the “Stock Awards” column of the Summary Compensation Table – Fiscal 2016.

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End – Fiscal 2016

The following table lists all stock options, performance shares and RSU awards outstanding as of May 29, 2016 for the named executive officers.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Mr.	4/1/2015	200,000	400,000	36.86	3/31/2025	-		-	-	-
Connolly	8/28/2015	-	210,714	41.73	8/27/2025	-		-	-	-
	4/1/2015	-	-	-	-	47,203	(3)	2,137,824	-	-
	8/28/2015	-	-	-	-	35,119		1,590,540	-	-
	4/1/2015	-	-	-	-	-		-	138,173	6,257,855
	8/28/2015	-	-	-	-	-		-	142,168	6,438,789
Mr.	7/15/2013	97,743	41,889	36.89	7/14/2023	-		-	-	-
Gehring	7/14/2014	61,314	91,971	30.89	7/13/2024	-		-	-	-
	8/28/2015	-	53,946	41.73	8/27/2025	-		-	-	-
	7/17/2015	-	-	-	-	39,825		1,803,674	-	-
	8/28/2015	-	-	-	-	8,991		407,202	-	-
	7/14/2014	-	-	-	-	-		-	58,863	2,665,905
	8/28/2015	-	-	-	-	-		-	36,394	1,648,284
Ms.	7/16/2012	36,000	-	24.74	7/15/2022	-		-	-	-
Batcheler	7/15/2013	97,743	41,889	36.89	7/14/2023	-		-	-	-
	7/14/2014	61,314	91,971	30.89	7/13/2024	-		-	-	-
	8/28/2015	-	53,946	41.73	8/27/2025	-		-	-	-
	7/17/2015	-	-	-	-	39,825		1,803,674	-	-
	8/28/2015	-	-	-	-	8,991		407,202	-	-
	7/14/2014	-	-	-	-	-		-	56,863	2,665,905
	8/28/2015	-	-	-	-	-		-	36,394	1,648,284
Mr.	7/16/2012	60,000		24.74	7/15/2022	-		-	-	-
McGough	7/15/2013	97,743	41,889	36.89	7/14/2023	-		-	-	-
	7/14/2014	61,314	91,971	30.89	7/13/2024	-		-	-	-
	8/28/2015	-	53,946	41.73	8/27/2025	-		-	-	-
	7/17/2015	-	-	-	-	39,825		1,803,674	-	-
	8/28/2015	-	-	-	-	8,991		407,202	-	-
	7/14/2014	-	-	-	-	-		-	58,863	2,665,905
	8/28/2015	-	-	-	-	-		-	36,394	1,648,284
Mr.	7/15/2013	24,436	10,472	36.89	7/14/2023	-		-	-	-
Werner	7/14/2014	22,992	34,490	30.89	7/13/2024	-		-	-	-
	8/28/2015	-	40,458	41.73	8/27/2025	-		-	-	-
	7/15/2013	-	-	-	-	5,818		263,497	-	-
	7/17/2015	-	-	-	-	19,912		901,814	-	-
	8/28/2015	-	-	-	-	6,743		305,390	-	-
	7/14/2014	-	-	-	-	-		-	22,073	999,686
	8/28/2015								27,296	1,236,236

Executive Compensation

1.	All options were granted with an exercise price equal to the closing market price of our common stock on the NYSE on the date of grant. The vesting schedule for options that were outstanding but that could not be exercised at fiscal year-end for the named executive officers is as follows:

	Unexercisable at FYE	Vesting Schedule			Unexercisable at FYE	Vesting Schedule
		# of Shares	Vesting Date			# of Shares	Vesting Date
Connolly	400,000	200,000	4/1/17	Batcheler	41,889	41,889	7/15/16
		200,000	4/1/18		91,971	45,985	7/14/16
	210,714	70,238	8/28/16			45,986	7/14/17
		70,238	8/28/17		53,946	17,982	8/28/16
		70,238	8/18/18			17,982	8/28/17
Gehring	41,889	41,889	7/15/16			17,982	8/28/18
	91,971	45,985	7/14/16	McGough	41,889	41,889	7/15/16
		45,986	7/14/17		91,971	45,985	7/14/16
	53,946	17,982	8/28/16			45,986	7/14/17
		17,982	8/28/17		53,946	17,982	8/28/16
		17,982	8/28/18			17,982	8/28/17
Werner	10,472	10,472	7/15/16			17,982	8/28/18
	34,490	17,245	7/14/16
		17,245	7/14/17
	40,458	13,486	8/28/16
		13,486	8/28/17
		13,486	8/28/18

2.	RSUs generally vest in full on the third anniversary of the grant date.

3.	Represents a sign-on grant of RSUs awarded to Mr. Connolly on April 1, 2015 pursuant to the terms of his employment agreement. Accrued dividend equivalents are included in amount and will be paid upon vesting.

4.	The market value of unvested or unearned RSUs and unearned shares is calculated using $45.29 per share, which was the closing market price of our common stock on the NYSE on the last trading day of fiscal 2016.

5.	Reflects, on separate lines, as of May 29, 2016, the target number of shares that could be earned under the fiscal 2015 to 2017 cycle of the PSP, and the maximum number of shares that could be earned under the fiscal 2016 to 2018 cycle of the PSP, plus accrued dividend equivalents. The performance shares are not earned unless we achieve the performance targets specified in the plan. Shares earned under the fiscal 2015 to 2017 cycle, plus dividend equivalents, will be distributed, if earned, following fiscal 2017, and shares earned under the fiscal 2016 to 2018 cycle, plus dividend equivalents, will be distributed, if earned, following fiscal 2018.

Option Exercises and Stock Vested – Fiscal 2016

The following table summarizes the option awards exercised during fiscal 2016 for each of the named executive officers and the performance shares that were earned and paid out for the fiscal 2014 to 2016 cycle of the PSP. Mr. Connolly was hired on March 3, 2015 and was appointed as President and Chief Executive Officer on April 6, 2015. Accordingly, he did not participate in the fiscal 2014 to 2016 cycle of the PSP.

The performance period for the fiscal 2014 to 2016 cycle of the PSP ended on May 29, 2016. The column entitled “Stock Awards” below includes shares earned under that cycle for cumulative three-year performance.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)

Mr. Connolly	-	-	-	-
Mr. Gehring	320,000	5,192,919	5,900	267,220
Ms. Batcheler	-	-	5,900	267,220
Mr. McGough	60,000	1,191,000	5,900	267,220
Mr. Werner	-	-	10,475	474,421

Executive Compensation

1.	Pursuant to the terms of the PSP, dividend equivalents on earned shares, paid in additional shares of common stock, were also distributed to the named executive officers. The shares distributed to the named executive officers through this dividend equivalent feature (and included in this table) were: 430 shares for Mr. Gehring; 430 shares for Ms. Batcheler; 430 shares for Mr. McGough; and 107 shares for Mr. Werner.

Pension Benefits – Fiscal 2016

ConAgra Foods maintains a non-contributory defined benefit pension plan for all eligible employees, which we refer to as the Qualified Pension. Employees eligible to participate in the Qualified Pension are salaried employees, including the named executive officers, hired prior to August 1, 2013. The Qualified Pension was closed to new participants who joined the company on or after August 1, 2013. As a result, Mr. Connolly is not eligible to participate.

Employees hired before June 1, 2004 were given a one-time opportunity during 2004 to choose between (A) the benefit formulas in the Qualified Pension and qualified 401(k) plan at that time and (B) effective October 1, 2004, a new Qualified Pension formula plus an enhanced company match in our qualified 401(k) plan. Employees hired on or after June 1, 2004 were automatically enrolled in option (B) effective upon their date of hire. With respect to the named executive officers, Ms. Batcheler and Mr. McGough joined the company after June 1, 2004 and were automatically enrolled in option (B). Messrs. Gehring and Werner were employed prior to June 1, 2004 and were enrolled in option (A).

Under both option (A) and option (B), the pension benefit formula is determined by adding three components:

•

A multiple of Average Monthly Earnings (up to the integration level) multiplied by years of credited service (up to 35 years of credited service). This multiple is 1.0% for option (A) and 0.9% for option (B).

•

A multiple of Average Monthly Earnings (over the integration level) multiplied by years of credited service (up to 35 years of credited service). This multiple is 1.44% for option (A) and 1.3% for option (B).

•	A multiple of Average Monthly Earnings multiplied by years of credited service over 35 years. This multiple is 1.0% for option (A) and 0.9% for option (B).

“Average Monthly Earnings” is the monthly average of the executive’s annual compensation from the company for the highest five consecutive years of the final ten years of his or her service. Only salary and annual incentive payments (reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table – Fiscal 2016) are considered for the named executive officers in computing Average Monthly Earnings. The integration level is calculated by the Internal Revenue Service, or IRS, by averaging the last 35 years of Social Security taxable wages, up to and including the year in which the executive’s employment ends.

Participants are vested in the pension benefit once they have five years of vesting service with the company. Pension benefits become payable for option (A) participants at the normal retirement age of 65, or age 60 if the participant has 25 or more years of service. Normal retirement age for option (B) participants is 65. Under either option, the Qualified Plan defines early retirement as age 55 with 10 years of service. There is no difference in the benefit formula upon an early retirement, and there is no payment election option that would impact the amount of annual benefits any of the named executive officers would receive.

Certain named executive officers participate in a supplemental retirement plan (which we refer to in the table below as the Non-Qualified Pension). To the extent that a participant’s benefit under the Qualified Pension exceeds the limit on the maximum annual benefit payable under the Employee Retirement Income Security Act of 1974 or such participant’s Average Monthly Earnings exceeds the limit under the Code on the maximum amount of compensation that can be taken into account under the Qualified Pension, payments are made under the Non-Qualified Pension. The retirement age and benefit formulas are the same as those used for the Qualified Plan except as described in the following paragraphs.

Generally, a participant’s benefit under the Non-Qualified Pension is payable in installments beginning in January following the participant’s separation from service or disability, but the participant may also elect to receive the payment as a lump sum and elect a specified year in which payment will be made or commence, or elect to receive his or her benefit in the form of annuity payments. Elections regarding the time and form of payment are intended to comply with Section

Executive Compensation

409A of the Code, and certain payments to executives meeting the definition of a “specified employee” under Section 409A of the Code will be delayed for six months after the date of the separation from service.

Pension Benefits – Fiscal 2016

The Present Value of Accumulated Benefit reported in the table below represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the plan’s measurement date of May 29, 2016.

Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($) (3)
Mr. Connolly (4)	Qualified Pension	-	-
	Non-Qualified Pension	-	-
Mr. Gehring	Qualified Pension	14.4	475,062
	Non-Qualified Pension	14.4	1,462,564
Ms. Batcheler	Qualified Pension	9.9	189,195
	Non-Qualified Pension	-	-
Mr. McGough	Qualified Pension	9.3	241,043
	Non-Qualified Pension	-	-
Mr. Werner	Qualified Pension	17.2	71,966
	Non-Qualified Pension	17.2	3,899
1.	Qualified Pension refers to the ConAgra Foods, Inc. Pension Plan for Salaried Employees, and Non-Qualified Pension refers to the ConAgra Foods, Inc. Nonqualified Pension Plan. There were no plan payments for fiscal 2016.

2.	The number of years of credited service is calculated as of May 29, 2016, which is the pension plan measurement date used for financial statement reporting purposes.

3.	The valuation methodology and all material assumptions applied in quantifying the present value of the accumulated benefit are presented in footnote 19 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 29, 2016.

4.	Mr. Connolly is not eligible to participate in either the Qualified Pension or Non-Qualified Pension.

Non-Qualified Deferred Compensation – Fiscal 2016

The table following this summary of our non-qualified deferred compensation plans shows the non-qualified deferred compensation activity for each named executive officer during fiscal 2016. The amounts shown include amounts deferred under the ConAgra Foods, Inc. Amended and Restated Non-Qualified CRISP Plan, as amended, or Non-Qualified CRISP, which is our non-qualified 401(k) plan, and the ConAgra Foods, Inc. Amended and Restated Voluntary Deferred Compensation Plan, as amended, or Voluntary Deferred Comp Plan, which is our voluntary deferred compensation plan. The ConAgra Foods Retirement Income Savings Plan, or Qualified CRISP, is our qualified 401(k) plan. The amounts shown for the Non-Qualified CRISP include company contributions during fiscal 2016.

The Non-Qualified CRISP is a benefit provided to Mr. Gehring and certain other eligible executives. The program supplements our Qualified CRISP, which is available to a broad base of salaried and hourly employees. Under our Qualified CRISP, for employees enrolled in option (A) under the Qualified Pension, the company will match the first 50% of the first 6% of salary and bonus the employee contributes to the Qualified CRISP. For employees enrolled in option (B) under the Qualified Plan, the company will match 66 2/3% of the first 6% of salary and bonus the employee contributes to the plan. However, the Code limits the annual before-tax contributions that an individual can make to a qualified retirement plan. If a named executive officer reached this maximum, he or she would lose the ability to receive the full extent of the available company match. The Non-Qualified CRISP is used to enable the company to provide this population with the company

Executive Compensation

match. Under the plan, the company makes a contribution equal to 3% of the named executive officer’s eligible earnings less the maximum employer contribution the named executive officer could have received from the Qualified CRISP.

The company contribution to the Non-Qualified CRISP is made annually on or about December 31st. Participants must be employed on that date to receive the contribution. The value of each account is automatically linked to the value of our common stock. Account values are updated daily based on the closing market price of our common stock on the NYSE on such day.

Generally, an executive’s account balance under the Non-Qualified CRISP is payable in cash in a lump sum in January following the executive’s separation from service, but executives meeting certain qualifications may also elect to receive payment in the form of installments. Executives may also elect to receive payment within 90 days following the earlier of separation from service or either the occurrence of a change of control or 18 months following the occurrence of a change of control. Elections regarding the time and form of payment are intended to comply with Section 409A of the Code, and certain payments to executives meeting the definition of “specified employee” under Section 409A will be delayed for six months after the date of the separation from service.

Our Voluntary Deferred Comp Plan also allows certain domestic management-level employees whose salary is $125,000 or more per year to defer receipt of 5% to 50% of their salary and up to 90% of their annual incentive payment. The investment alternatives for deferred amounts are an interest bearing account, a ConAgra Foods stock account or other investment options that mirror those available under our Qualified CRISP. The stock account includes a dividend reinvestment feature that converts dividends into additional shares. Amounts deferred into the stock account, together with earnings and dividends thereon, are ultimately distributed in shares of ConAgra Foods common stock. Amounts deferred into the interest bearing account or the accounts that mirror those available under the Qualified CRISP funds are ultimately distributed in cash. An election to participate in the plan must be timely filed with the company in accordance with IRS requirements.

Our Voluntary Deferred Comp Plan also provides non-qualified matching contribution retirement benefits to those employees not receiving such benefits, including the named executive officers who do not participate in the Non-Qualified CRISP (Mr. Connolly, Ms. Batcheler, Mr. McGough and Mr. Werner). The Voluntary Deferred Comp Plan provides for company matching contributions and company non-elective contributions to the Voluntary Deferred Comp Plan for eligible participants for amounts of salary and bonus that are above IRS limits.

The company matching contribution is made at the end of each calendar year. At that time, the company credits an eligible participant’s account in the Voluntary Deferred Comp Plan with (1) a matching contribution equal to a dollar for dollar match, limited to 6% of compensation earned by the participant and paid by the company in excess of the IRS limit and (2) a non-elective contribution equal to 3% of an eligible participant’s compensation in excess of the IRS limit. Eligible participants are allowed to defer no more than 50% of their base salary and no more than 90% of their annual incentive payment that exceeds the IRS limit. Matching contributions and non-elective contributions will be credited on or about December 31st of each year if the eligible participant earns in excess of the IRS limit and the participant is actively employed at the end of the calendar year.

The Voluntary Deferred Comp Plan also provides that, unless the company determines otherwise with respect to a participant, the interest of each participant in his or her matching contributions and non-elective contributions will be 100% vested.

Because Mr. Gehring is currently participating in other non-qualified contribution retirement plans, and because the Voluntary Deferred Comp Plan was designed to provide non-qualified contribution retirement benefits to those who were not already receiving such benefits, Mr. Gehring is not eligible for company matching contributions under the Voluntary Deferred Comp Plan.

With respect to distributions from the Voluntary Deferred Comp Plan, an individual who departs from the company who was neither retirement nor early retirement eligible (generally, age 55 and 10 years of service) under the Qualified Pension is required to take distributions of certain amounts earned and vested prior to 2005, or grandfathered amounts, in a lump

Executive Compensation

sum payment in the quarter end following the individual’s separation from service. An executive who retires or who retires after meeting the early retirement provisions of the Qualified Pension will receive his or her grandfathered amounts in annual installments.

In general, all Voluntary Deferred Comp amounts other than the grandfathered amounts, which we refer to as the other amounts, will be distributed in cash in a lump sum and/or in shares of ConAgra Foods common stock in January following the individual’s separation from service.

Participants may also elect to receive the other amounts at certain other times, including within 90 days following the earlier of separation from service or either the occurrence of a change of control or 18 months following the occurrence of a change of control. Elections regarding the time and form of payment are intended to comply with Section 409A of the Code, and certain payments to executives meeting the definition of a “specified employee” under Section 409A will be delayed for six months after the date of the separation from service. Executives may make hardship withdrawals from the Voluntary Deferred Comp Plan under certain circumstances, but no hardship withdrawals were requested by executives during fiscal 2016.

Non-Qualified Deferred Compensation – Fiscal 2016

Name	Plan (1)	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(5)
Mr. Connolly	Non-Qualified CRISP	-	-	-	-	-
	Voluntary Def Comp Plan	205,010	61,858	1,901	-	268,769
Mr. Gehring	Non-Qualified CRISP	-	11,194	48,145	-	332,809
	Voluntary Def Comp Plan	1,167,018	-	(20,954)	-	3,461,236
Ms. Batcheler	Non-Qualified CRISP	-	-	-	-	-
	Voluntary Def Comp Plan	62,764	22,377	(696)	(35,559)	113,146
Mr. McGough	Non-Qualified CRISP	-	-	-	-	-
	Voluntary Def Comp Plan	146,703	33,329	(7,512)	-	433,188
Mr. Werner	Non-Qualified CRISP	-	-	-	-	-
	Voluntary Def Comp Plan	54,031	25,213	98,110	-	984,153

1.	Non-Qualified CRISP refers to the ConAgra Foods, Inc. Amended and Restated Non-Qualified CRISP Plan, as amended, and Voluntary Def Comp Plan refers to the ConAgra Foods, Inc. Amended and Restated Voluntary Deferred Compensation Plan, as amended.

2.	The amounts reported for the Voluntary Def Comp Plan are included in the “Salary” column of the Summary Compensation Table – Fiscal 2016.

3.	For Mr. Connolly, Ms. Batcheler, Mr. McGough and Mr. Werner, the amount reported for the Voluntary Def Comp Plan is included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2016. Because Mr. Gehring is a participant in the Non-Qualified CRISP, he is not eligible for non-elective contributions under the Voluntary Def Comp Plan. For Mr. Gehring, all Non-Qualified CRISP amounts are included in the “All Other Compensation” column of the Summary Compensation Table – Fiscal 2016. These amounts, together with the company’s match on executive contributions to the Qualified CRISP, are disclosed in the column labeled “Company Contribution to Defined Contribution Plans” in the table included as footnote 5 to the Summary Compensation Table – Fiscal 2016.

4.	Neither our Non-Qualified CRISP nor our Voluntary Def Comp Plan offers above market earnings (as defined by SEC rules). As a result, none of these earnings are included in the Summary Compensation Table – Fiscal 2016.

5.	The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Mr. Gehring, $174,899 (Non-Qualified CRISP) and $1,600,328 (Voluntary Def Comp Plan); Ms. Batcheler, $101,078 (Voluntary Def Comp Plan); and Mr. McGough, $232,744 (Voluntary Def Comp Plan). No amounts were reported in Summary Compensation Tables for prior fiscal years for Mr. Connolly. Mr. Werner was not included in prior fiscal year proxy statements, but had prior contributions to the Voluntary Def Comp Plan of $506,031. These amounts reflect contributions only and do not include accumulated earnings or losses. The amount in this column includes the amount reflected in the “Executive Contributions in Last FY” column.

Executive Compensation

Potential Payments Upon Termination or Change of Control

Our named executive officers’ employment may be terminated under several possible scenarios. In some of these scenarios, our plans, agreements and arrangements would provide severance benefits in varying amounts to the executive. Further, our plans, agreements and arrangements would provide for certain benefits (or for acceleration of certain benefits) upon a change of control. Severance and other benefits that are payable upon a termination of employment or upon a change of control are described below.

The tables following the narrative discussion summarize amounts payable upon termination or a change of control under varying circumstances, assuming that the change of control occurred on, or that the executive’s employment terminated on, May 27, 2016, the last business day of fiscal 2016. Other key assumptions used in compiling the tables are set forth immediately preceding each table. In the event of an actual triggering event under any of the plans, agreements and arrangements discussed in this section, all benefits would be paid to the executive in accordance with, and at times permitted by, Section 409A of the Code.

Severance Pay Plan

We maintain a severance pay plan that provides severance guidelines for all salaried employees. Any benefits payable under the program are at the sole and absolute discretion of ConAgra Foods; for any particular employee, the company may elect to provide severance as suggested by the plan or to provide benefits equal to, greater than or less than those provided in the guidelines. Ms. Batcheler and Messrs. Gehring, McGough and Werner are potentially covered by the plan. Until Mr. Connolly’s employment agreement with the company expires on August 1, 2018, Mr. Connolly’s severance benefits would be paid in accordance with his agreements with the company, as further described below, rather than the severance pay plan. After such date, the severance pay plan would apply to Mr. Connolly.

Under the severance pay plan, the severance guideline for individuals above a certain pay grade, including that of our named executive officers, is 52 weeks of salary continuation, plus one additional week of salary continuation for each year of continuous service prior to separation. The guidelines also provide that upon notice that the former employee has obtained new employment, the company will provide him or her with a lump sum payment equal to 50% of the severance pay remaining; the other 50% would be forfeited. In addition, the guidelines provide for the provision during this period of the same type and level of health plan coverage that was in effect immediately prior to the executive officer’s termination of employment, up to a maximum of 18 months.

If a named executive officer is entitled to receive a severance payment under a change of control agreement (described below), we are not required to make payments to him or her under the severance plan.

Agreement with Mr. Connolly

We are a party to an employment agreement with Mr. Connolly that addresses matters such as his salary, participation in our annual and long-term incentive plans and participation in health and welfare benefit plans and other benefit programs and arrangements. The agreement also addresses Mr. Connolly’s severance benefits and right to participate in the company’s change of control benefit program.

A summary of Mr. Connolly’s severance benefits are described below. Generally, any payments made under the employment agreement upon disability or as a result of a termination without cause or for good reason (other than certain benefits required by law) are conditioned on Mr. Connolly first signing a release agreement in a form approved by the company. On August 1, 2018, Mr. Connolly’s employment agreement terminates, and his severance benefits become governed by the programs and plans in place at the company at that time.

Executive Compensation

We have excluded retirement as a hypothetical scenario in the table below because Mr. Connolly is not eligible for retirement (age 65) or early retirement (age 55 and 10 years of service) in the near future.

	Involuntary w/ Cause	Involuntary w/o Cause or Voluntary w/ Good Reason	Voluntary w/o Good Reason	Death or Disability

Salary	Paid through month of termination	Paid through month of termination, plus a lump sum equal to 2 times salary	Paid through month of termination	Paid through month of event

Annual Incentive Plan	Not eligible for payment	Paid no less than prorated award for year of termination based on actual results, plus a lump sum equal to 2 times target for year of termination	Not eligible for payment	Paid no less than a prorated award for the year of event based on actual results

PSP Awards	In all scenarios, paid in accordance with plan provisions (see “Long-Term Incentive Plan – Performance Shares” below)

Stock Options	Options terminate Unexercised options lapse

Sign-on options fully vest and remain exercisable for 3 years (or until earlier expiration date)

Unvested options awarded under the fiscal 2016 to 2018 long-term incentive plan vest and become exercisable on a prorated basis

Vested options remain exercisable for 90 days (or until earlier expiration date)

Other unvested options are forfeited

Vested options remain exercisable for 90 days (or until earlier expiration date) Unvested options are forfeited

Options fully vest and remain exercisable for 3 years after event (or until earlier expiration date) (for death)

Options vest on a prorated basis if the termination occurs more than 1 year from the date of grant (for disability)

RSUs	RSUs are forfeited	Sign-on RSUs fully vest Unvested RSUs are forfeited	Unvested RSUs are forfeited	Unvested RSUs fully vest (for death) Unvested RSUs vest on a prorated basis if the termination occurs more than 1 year from the date of grant (for disability)

In addition to the above, upon any of the hypothetical termination scenarios described above, Mr. Connolly would be paid amounts under our Voluntary Deferred Comp Plan, if any (not including retirement benefits), based on his advance elections, and would be eligible for health and welfare benefits in accordance with applicable plan provisions.

Mr. Connolly’s agreement provides that all cash payments are generally payable in a lump sum the sixty-first day following termination of employment, unless otherwise provided in an applicable plan. Payments under the annual incentive plan and the long-term incentive plan are payable following the end of the fiscal year or other performance period at the same time such payments are made to the other senior executive officers. If Mr. Connolly is a “specified employee” within the meaning of Section 409A of the Code at the time of his separation, certain payments would be delayed for six months after the date of the separation from service.

The company currently maintains a separate change of control program, as discussed below. Mr. Connolly’s agreement provides him the right to participate in our change of control program as modified from time to time.

Executive Compensation

Either party to Mr. Connolly’s employment agreement may terminate the agreement at any time. Mr. Connolly has agreed to non-competition restrictions extending one year after termination and to our standard confidentiality and two-year non-solicitation agreements with the company.

Annual Management Incentive Plan (the “MIP”)

The following terms of the MIP govern the impact of specific separation events not covered by an individual agreement:

•

Involuntary termination due to position elimination: If a participant’s position is involuntarily eliminated after August 30, 2015 (for business reasons not related to performance), he or she would remain eligible for award consideration. The amount of any earned award would be prorated for the number of days the individual was eligible to participate in the plan. If a participant’s position is eliminated before August 30, 2015, he or she will not be eligible to receive any portion of the award.

•

Termination due to retirement: If a participant retires (as defined in the Qualified Pension Plan) during the fiscal year, the participant will be eligible for a prorated incentive award based on the number of days the individual was eligible to participate in the plan.

•

Termination due to death or disability: Any incentive payment for which a participant would have been eligible would be prorated to the date of termination of the participant and paid to the participant or his or her estate, as applicable.

Except as might otherwise be required by law, in the absence of one of the foregoing events (or a specific agreement with the company), a participant would forfeit his or her fiscal 2016 MIP award if he or she failed to be an active employee at the end of the fiscal year. Any prorated award is based on actual performance for the fiscal year and is payable after the end of such fiscal year when payments are made to other participants.

The change of control agreements, described below, govern the payment of annual incentive awards in the event of a change of control.

Long-Term Incentive Plan – Performance Shares

The following terms of the PSP govern the impact of a separation from the company on the performance shares granted under the fiscal 2014 to 2016, fiscal 2015 to 2017 and fiscal 2016 to 2018 cycles of the PSP:

•

Termination for any reason other than death, disability or retirement: The participant forfeits all performance shares granted that have not been paid at the date of termination, whether or not the shares are earned as of such date. The Committee has the discretion to pay out some or all of the forfeited performance shares if (i) they would have been earned based on performance and (ii) the Committee deems such a payout appropriate and in the best interests of the company. Such performance shares will be distributed to the participant at the same time they are distributed to other participants who remain employed by the company.

•

Termination due to disability or retirement: The participant will receive a pro rata share of the performance shares that would have been earned for the full performance period, prorated based upon the full number of fiscal years completed during the performance period as of the participant’s termination date if such performance shares have been earned based on performance. Such performance shares will be distributed to the participant at the same time they are distributed to other participants who remain employed by the company.

•

Termination due to death: The participant will receive a pro rata share of the targeted performance shares based on the number of full fiscal years in the performance period during which the employee was employed. For example, upon a June 15, 2016 death, a participant would have been eligible for a payout at actual performance for the fiscal 2014 to 2016 award, since the performance period ended prior to the death, and the participant would have been eligible for a payout at targeted levels for two-thirds of the total fiscal 2015 to 2017 award and one-third of the total fiscal 2016 to 2018 award.

•

Upon a change of control, the Board or Committee may exercise its discretion to pay a participant all or a portion of his or her outstanding performance shares. Change of control under this program has the same definition as in the change of control agreements described below.

Executive Compensation

Long-Term Incentive Plan – Stock Options

The following terms generally govern the impact of a separation from the company on outstanding stock options:

•

Termination for any reason other than death, disability, early retirement or retirement: The participant forfeits all options unvested at the date of termination and would have 90 days to exercise vested options. Options granted under the 2014 Stock Plan are eligible for pro rata vesting, if a termination due to job elimination, divestiture, or reduction in force occurs at least one year from the date of grant.

•

Termination due to disability or early retirement: All vested options are exercisable for three years after termination (but not beyond the end of the seven-year or ten-year term of such options). The participant forfeits all other options that have not vested at the date of termination. Options granted under the 2014 Stock Plan are eligible for pro rata vesting, if the termination occurs at least one year from the date of grant.

•

Termination due to death: All unvested options would automatically become vested and exercisable, and such options would remain exercisable for three years following the participant’s death (but not beyond the end of the seven-year or ten-year term of such options).

•

Termination due to normal retirement: All unvested options would automatically become vested and exercisable. Such options would remain exercisable for three years following termination (but not beyond the end of the seven-year or ten-year term of such options).

Each of the agreements evidencing outstanding awards of stock options that were entered into prior to October 2014 provide that the vesting of the award will accelerate upon a change of control. Award agreements entered into after October 2014 provide for double-trigger vesting, requiring both a change of control event and a qualifying termination of employment (or a failure of the surviving company to provide a replacement award) to trigger vesting.

Long-Term Incentive Plan – RSUs

The following terms generally govern the impact of a separation from the company on outstanding RSUs:

•

Termination for any reason other than death, disability, early retirement or retirement: The participant forfeits all RSUs unvested at the date of termination. RSUs granted under the 2014 Stock Plan are eligible for pro rata vesting if a termination due to job elimination, divestiture or reduction in force occurs at least one year after the date of grant. Retention RSUs granted in fiscal 2016 will vest fully if a termination occurs due to a position elimination.

•	Termination due to disability or early retirement: RSUs granted under the 2014 Stock Plan are eligible for pro rata vesting, if the termination occurs at least one year from the date of grant.

•	Termination due to death: All unvested RSUs would automatically vest.

•	Termination due to normal retirement: All unvested RSUs would automatically vest if the retirement occurs at least one year from the date of grant.

Each of the agreements evidencing outstanding awards of RSUs provide for double-trigger vesting, requiring both a change of control event and a qualifying termination of employment (or a failure of the surviving company to provide a replacement award) to trigger vesting.

The treatment of Mr. Connolly’s equity awards upon a termination without “Cause” or a resignation for “Good Reason” is further governed by his agreement with the company.

Retirement Benefits

Each of our Qualified Pension, Non-Qualified Pension, Non-Qualified CRISP and Voluntary Deferred Comp Plan contains provisions relating to the termination of the participant’s employment. These payments are described more fully in the disclosure provided in connection with the “Pension Benefits – Fiscal 2016” and “Non-Qualified Deferred Compensation – Fiscal 2016” sections of this proxy statement.

Executive Compensation

Change of Control Program

The change of control program for senior executives is designed to encourage management to continue performing its responsibilities in the event of a pending or potential change of control. During fiscal 2016, this program covered each of the named executive officers.

Generally, a change of control under these agreements occurs if one of the following events occurs:

•

Individuals who constitute the Board, which, for these purposes, we refer to as the Incumbent Board, cease for any reason to constitute at least a majority of the Board. Anyone who becomes a director and whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board is considered a member of the Incumbent Board.

•

Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were our shareholders immediately prior to the transaction do not, immediately thereafter, own more than fifty percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company.

•	A liquidation or dissolution of the company or the sale of all or substantially all of the company’s assets.

The agreements provide that upon a change of control, the company may (at the sole and absolute discretion of the Board or Committee) pay each executive all or a prorated portion of the executive’s short and/or long-term incentive for the year in which the change of control occurs. The terms of the company’s stock plan and award agreements govern the treatment of equity awards upon a change of control.

With respect to severance, the change of control agreements are double-trigger arrangements, requiring both a change of control event and a qualifying termination of employment to trigger benefits. A qualifying termination event occurs if, within three years after a change of control, (1) the executive’s employment is involuntarily terminated without “cause” or (2) the executive terminates his or her employment for “good reason.”

Executives entitled to severance benefits under a change of control agreement forfeit any severance compensation and benefits under our severance pay plan guidelines and receive the following (subject to execution of a release of claims in favor of the company):

•

a lump sum cash payment equal to a multiple of the executive’s base salary and annual bonus (calculated using the executive’s highest annual bonus for the three fiscal years preceding the change of control or the executive’s target bonus percentage as of the date the change of control agreement is executed, whichever is greater). The multiples range from one to three (three for Mr. Connolly, Mr. Gehring and Ms. Batcheler and two for Mssrs. McGough and Werner).

•

continuation for three years (for agreements in place prior to July 2011) or two years (for agreements in place after July 2011) of medical, dental, disability, basic and supplemental life insurance to the extent such benefits remain in effect for other executives, with premiums paid by the executive at the rate required of other executive employees (or, for medical and dental benefits, the COBRA rate). ConAgra Foods must pay the executive a single lump sum payment equal to an amount to offset taxes (for agreements in place prior to July 2011) plus the executive’s estimated cost to participate in the medical and dental plans.

•

for agreements in place prior to July 2011, benefits under our Non-Qualified Pension commensurate with the executive’s age and years of service, including an extra three years of service. A lump sum equivalent to all benefits accrued for the executive will be placed in a segregated trust (that remains subject to the claims of our creditors) within 60 days following the termination of employment.

•

a supplemental benefit under our Non-Qualified CRISP plan equal to three times (for agreements in place prior to July 2011) or one time (for agreements in place after July 2011) the maximum company contribution that the executive could have received under the Qualified CRISP and Non-Qualified CRISP in the year in which the change of control occurs.

•	outplacement assistance not exceeding $30,000.

Executive Compensation

Generally, a termination for “cause” under the agreement requires (1) the willful and continued failure by the executive to substantially perform his or her duties, (2) the willful engaging by the executive in conduct that is demonstrably and materially injurious to the company or (3) the executive’s conviction of a felony or misdemeanor that impairs his or her ability substantially to perform duties for the company. A right of the executive to terminate with “good reason” following a change of control is generally triggered by (1) any failure of the company to comply with and satisfy the terms of the change of control agreement, (2) a significant involuntary reduction of the authority, duties or responsibilities held by the executive immediately prior to the change of control, (3) any involuntary removal of the executive from an officer position held by the executive immediately prior to the change of control, except in connection with promotions, (4) any involuntary reduction in the aggregate compensation level of the executive, (5) requiring the executive to become based at a new location or (6) requiring the executive to undertake substantially greater amounts of business travel. Certain payments to a “specified employee” within the meaning of Section 409A of the Code will be delayed for six months after the date of the separation from service.

For agreements in place prior to July 2011, the agreements also entitle each executive to an additional payment, if necessary, to make the executive whole as a result of any excise and related taxes imposed by the Code on any change of control benefits received. If the safe harbor amount at which the excise tax is imposed is not exceeded by more than 10%, the benefits will instead be reduced to avoid the excise tax.

Following a review of market practices in July 2011, the Committee adopted a policy that any future change of control benefits should be structured without any excise tax gross-up protection. Mr. Connolly’s agreement does not contain an excise tax gross-up. Although the Committee continues to believe in the importance of maintaining a change of control program, it believes that offering excise tax gross-ups in the future is inappropriate relative to best executive pay practices.

Each change of control agreement terminates, in the absence of a change of control, when the executive’s employment as a full-time employee of the company is terminated or the executive enters into a written separation agreement with the company. In addition, we may unilaterally terminate each agreement prior to a change of control following six months prior written notice to the executive.

Summary of Possible Benefits

The first table below summarizes estimated incremental amounts payable upon termination under various hypothetical scenarios.

A second table summarizes estimated incremental amounts payable upon a hypothetical change of control and upon termination following a change of control.

We have not included amounts payable regardless of the occurrence of the relevant triggering event. For example, we excluded accumulated balances in retirement plans when a terminating event would do nothing more than create a right to a payment of the balance. We also excluded death benefits where the executive paid the premium.

The data in the tables assumes the following:

•

each triggering event occurred on May 27, 2016 (the last trading day of fiscal 2016), and the per share price of our common stock was $45.29 (the closing price of our stock on the NYSE on May 27, 2016);

•	with respect to salary continuation, if an executive did not have a right to salary continuation under a stand-alone agreement with the company, the severance pay plan guidelines applied;

•

with respect to the annual incentive plan, awards were earned at target levels, and where the Committee had discretionary authority to award a payout, except in the cases of involuntary termination with cause and voluntary termination without good reason, it exercised that authority (including in the change of control scenario);

•

with respect to the annual incentive plan, in the case of an involuntary termination not for cause without a change of control, the termination was due to a position elimination in the fiscal 2016 fourth quarter;

Executive Compensation

•	with respect to performance shares, awards were earned at target levels (these amounts also include a cash value of dividend equivalents on the number of shares assumed to have been earned);

•	with respect to performance shares in the change of control scenario, the Committee exercised its discretionary authority to award a pro rata payout and did so at target levels;

•

Non-Qualified Pension amounts reflect the present value of benefits applicable in a scenario, less the present value of accrued benefits to which the executive was entitled under the plan at May 27, 2016; and

•	in the disability scenarios, the disabling event lasted one year into the future.

We have excluded retirement as a hypothetical scenario for the named executive officers other than Mr. Gehring in the table below because none of the other named executive officers are eligible for either early retirement (age 55 and 10 years of service) or normal retirement (age 65) treatment. For Mr. Gehring, we have included early retirement as a hypothetical scenario because he is currently eligible for early retirement.

	Involuntary w/ Cause or Voluntary w/o Good Reason $	Involuntary w/o Cause or Voluntary w/ Good Reason $	Death $	Disability $	Early Retirement $
Mr. Connolly
Lump Sum Severance	-	5,500,000	-	-	-
Annual Incentive Plan	-	1,650,000	1,650,000	1,650,000	-
Performance Shares	-	-	2,528,839	2,561,507	-
Accelerated Stock Options	-	3,560,904	4,122,142	275,358	-
Accelerated Restricted Stock Units	-	2,137,824	3,728,363	836,903	-
Benefits Continuation	-	14,741	-	-	-
Death Benefits	-	-	1,000,000	-	-
Disability Benefits	-	-		625,000	-
Outplacement	-	6,100	-	-	-
Total	-	12,869,569	13,029,344	5,948,768	-

Mr. Gehring
Salary Continuation	-	825,000	-	-	-
Annual Incentive Plan	-	650,000	650,000	650,000	650,000
Performance Shares	-		2,170,408	2,187,409	2,187,409
Accelerated Stock Options	-	-	1,868,298	-	-
Accelerated Restricted Stock Units	-	1,803,674	2,210,877	-	-
Benefits Continuation	-	18,356	-		-
Death Benefits	-	-	1,000,000	-	-
Disability Benefits	-	-	-	400,000	-
Outplacement	-	6,100	-	-	-
Total	-	3,303,130	7,899,583	3,237,409	2,837,409

Ms. Batcheler
Salary Continuation	-	615,865	-	-	-
Annual Incentive Plan	-	525,000	525,000	525,000	-
Performance Shares	-	-	2,170,408	2,187,409	-
Accelerated Stock Options	-	-	1,868,298	-	-
Accelerated Restricted Stock Units	-	1,803,674	2,210,877	-
Benefits Continuation	-	16,966	-	-	-
Death Benefits	-	-	1,000,000	-	-
Disability Benefits	-	-	-	337,500	-
Outplacement	-	6,100	-	-	-
Total	-	2,967,605	7,774,583	3,049,909	-

Executive Compensation

	Involuntary w/ Cause or Voluntary w/o Good Reason $	Involuntary w/o Cause or Voluntary w/ Good Reason $	Death $	Disability $	Early Retirement $
Mr. McGough
Salary Continuation	-	762,500	-	-	-
Annual Incentive Plan	-	650,000	650,000	650,000	-
Performance Shares	-	-	2,170,408	2,187,409	-
Accelerated Stock Options	-	-	1,868,298	-	-
Accelerated Restricted Stock Units	-	1,803,674	2,210,877	-
Benefits Continuation	-	16,966	-	-	-
Death Benefits	-	-	1,000,000	-	-
Disability Benefits	-	-	-	400,000	-
Outplacement	-	6,100	-		-
Total	-	3,239,240	7,899,583	3,237,409	-

Mr. Werner
Salary Continuation	-	577,212	-	-	-
Annual Incentive Plan	-	348,000	348,000	348,000	-
Performance Shares	-	-	786,512	794,866	-
Accelerated Stock Options	-	-	728,651	-	-
Accelerated Restricted Stock Units	-	1,078,358	1,470,702	176,543
Benefits Continuation	-	19,190	-	-	-
Death Benefits	-	-	870,000	-	-
Disability Benefits	-	-	-	292,500	-
Outplacement	-	6,100	-	-	-
Total	-	2,028,860	4,203,866	1,611,910	-

Executive Compensation

In the table that follows, if, following a change of control, any of Ms. Batcheler or Messrs. Gehring, McGough or Werner was terminated for “Cause” or voluntarily terminated employment without “Good Reason,” the individual would not receive any benefits incremental to those shown in the “No Termination” column. Mr. Connolly would be entitled to salary continuation through the end of the month of the event.

Change of Control and:	No Termination ($)	Involuntary w/o Cause or Voluntary w/ Good Reason ($)
Mr. Connolly
Salary Continuation	-	3,300,000
Annual Incentive Plan	1,650,000	4,950,000
Performance Shares	2,528,839	2,528,839
Accelerated Stock Options	-	4,122,142
Accelerated Restricted Stock Units	-	3,728,363
Non-Qualified CRISP	-	87,196
Benefits Continuation	-	35,052
Death/Disability Benefit	-	6,008
Outplacement	-	30,000
Total	4,178,839	18,787,600

Mr. Gehring
Salary Continuation	-	1,950,000
Annual Incentive Plan	650,000	1,950,000
Performance Shares	2,170,408	2,170,408
Accelerated Stock Options	1,676,250	1,868,298
Accelerated Restricted Stock Units	-	2,210,877
Non-Qualified CRISP	-	58,240
Non-Qualified Pension	-	1,060,305
Benefits Continuation	-	52,578
Death/Disability Benefit	-	9,013
Outplacement	-	30,000
Total	4,496,658	11,359,719

Ms. Batcheler
Salary Continuation	-	1,575,000
Annual Incentive Plan	420,000	1,260,000
Performance Shares	2,170,408	2,170,408
Accelerated Stock Options	1,676,250	1,868,298
Accelerated Restricted Stock Units	-	2,210,877
Non-Qualified CRISP	-	109,140
Benefits Continuation	-	51,815
Death/Disability Benefit	-	9,013
Outplacement	-	30,000
Total	4,266,658	9,284,551

Executive Compensation

Change of Control and:	No Termination ($)	Involuntary w/o Cause or Voluntary w/Good Reason ($)
Mr. McGough
Salary Continuation	-	1,300,000
Annual Incentive Plan	650,000	1,300,000
Performance Shares	2,170,408	2,170,408
Accelerated Stock Options	1,676,250	1,868,298
Accelerated Restricted Stock Units	-	2,210,877
Non-Qualified CRISP	-	44,731
Benefits Continuation	-	35,052
Death/Disability Benefit	-	6,008
Outplacement	-	30,000
Total	4,496,658	8,965,374

Mr. Werner
Salary Continuation	-	870,000
Annual Incentive Plan	348,000	696,000
Performance Shares	786,512	786,512
Accelerated Stock Options	584,621	728,651
Accelerated Restricted Stock Units	263,497	1,470,702
Non-Qualified CRISP		36,420
Benefits Continuation	-	35,052
Death/Disability Benefit	-	5,584
Outplacement	-	30,000
Total	1,982,630	4,658,921

Non-Employee Director Compensation

Non-Employee Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the HR Committee receives input from FW Cook, its independent compensation consultant. It also considers the time commitment and skill level required to serve on the Board. The HR Committee recommends the non-employee director compensation program to the full Board for approval. Each of Mr. Mogens Bay and Mr. Kenneth Stinson retired from service on the Board as of the 2015 Annual Meeting, and each of Messrs. Alford and McLevish joined the Board effective July 17, 2015. Compensation disclosed for those directors reflects that they served for only a portion of the 2016 fiscal year.

Non-Employee Director Compensation – Other than the Chairman

The following table summarizes the compensation programs for our non-employee directors other than the Chairman in effect during fiscal 2016:

Annual Cash Retainer:	$90,000 per year
Annual Committee Chair Retainer:[1]	$15,000 for each Committee Chair
Meeting Fees:	None, unless the director’s attendance is required at more than
24 total Board and/or committee meetings in a fiscal year. A fee of $1,500 is paid for each meeting attended and at which a director’s attendance was required in excess of 24 meetings.
Equity Compensation:	A grant of RSUs with a value equal to $140,000. Granted on the first trading day of the fiscal year.
1	Excludes the Executive Committee. No retainer is paid for service to this Committee.

The number of RSUs granted to each non-employee director other than the Chairman was determined by dividing $140,000 by the average closing price of our common stock on the NYSE for the 30 trading days prior to the grant date of June 1, 2015 (the first trading day of fiscal 2016). The RSUs vested one year from the date of grant and were subject to continued service during the entire term. Vesting would have been accelerated in the event of death or permanent disability. If the director was no longer serving one year from the date of grant, vesting was prorated 25% for each fiscal quarter during which the director served for any amount of time. Dividend equivalents were paid on the RSUs at the regular dividend rate in shares of our stock.

Non-employee directors other than the Chairman who join the Board or who are elected to a Chairmanship after the start of the fiscal year are entitled to receive a prorated retainer (based on the actual number of days of service) and a prorated RSU grant (based on the number of months remaining in the fiscal year).

Compensation of the Non-Employee Chairman

In lieu of the elements described above, the Chairman’s pay for service during fiscal 2016 was a grant of RSUs with a value equal to $400,000, with the number of RSUs determined by dividing $400,000 by the average closing price of our common stock on the NYSE for the 30 trading days prior to the grant date of June 1, 2015 (the first trading day of fiscal 2016). The material terms of the RSUs were identical to those described above for non-employee directors other than the Chairman.

Non-Employee Director Compensation

Director Stock Ownership Requirements

The Board has adopted stock ownership requirements for the non-employee directors. All non-employee directors, including the Chairman, are expected to acquire and hold shares of common stock of ConAgra Foods during their tenure with a value of at least $450,000. All directors must acquire this ownership level within five years following their first election to the Board. Shares personally acquired by the non-employee directors through open market purchases, as well as RSUs, and shares acquired upon the deferral of fees are counted toward the ownership requirement. Unexercised stock options are not counted.

The following table reflects ownership, as of July 29, 2016, of non-employee directors who were serving as of the end of fiscal 2016.

Director	Stock Ownership Guideline	Actual Ownership(1)
Mr. Alford	$450,000	$1,474,236
Mr. Brown	$450,000	$603,091
Mr. Butler	$450,000	$3,740,781
Mr. Goldstone	$450,000	$6,746,159
Ms. Gregor	$450,000	$2,111,750
Mr. Johri	$450,000	$1,666,799
Mr. Jurgensen	$450,000	$4,988,838
Mr. Lenny	$450,000	$1,568,715
Ms. Marshall	$450,000	$2,670,853
Mr. McLevish	$450,000	$352,226
Mr. Schindler	$450,000	$1,768,372
1. Based on the average daily price of our common stock on the NYSE for the 12 months ended July 29, 2016 ($42.34).

Other Non-Employee Director Compensation Programs

In addition to the cash payments and equity awards described above, non-employee directors were entitled to participate in the following programs during fiscal 2016:

•

Medical plan access for directors who were enrolled in the plan by December 22, 2014, with the cost of the premium borne entirely by the director. Directors who were not enrolled by that date are not eligible to participate;

•	A matching gifts program pursuant to which ConAgra Foods matches up to $10,000 of a director’s charitable donations per fiscal year;

•

A non-qualified deferred compensation plan through which non-employee directors may defer receipt of their cash or stock compensation. This program does not provide above-market earnings (as defined by SEC rules); and

•

For directors elected to the Board prior to 2003, the Directors’ Charitable Award Program (which was discontinued in 2003). Participating directors nominate one or more tax-exempt organizations to which ConAgra Foods will contribute an aggregate of $1 million in four equal annual installments following the death of the director. ConAgra Foods maintains insurance on the lives of participating directors to fund the program.

Non-Employee Director Compensation

Director Compensation Table – Fiscal 2016

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Bradley A. Alford	78,626	123,410	10,000	212,036
Mogens C. Bay	52,500	144,247	10,000	206,747
Thomas K. Brown	90,000	144,247	-	234,247
Stephen G. Butler	108,000	144,247	10,000	262,247
Steven F. Goldstone	-	412,100	10,000	422,100
Joie A. Gregor	91,500	144,247	10,000	245,747
Rajive Johri	96,000	144,247	10,000	250,247
W.G. Jurgensen	90,000	144,247	-	234,247
Richard H. Lenny	103,261	144,247	10,000	257,508
Ruth Ann Marshall	103,261	144,247	11,250	258,758
Timothy R. McLevish	78,626	123,410	-	202,036
Andrew J. Schindler	97,500	144,247	-	241,747
Kenneth E. Stinson	52,500	144,247	10,000	206,747

1.

Amounts includes annual cash retainer of $90,000 for directors who served for the full fiscal year. Amounts also include an additional annual committee chair retainer ($3,750 per quarter) for each of Mr. Bay, Mr. Butler, Ms. Marshall, Mr. Lenny and Mr. Stinson for their service as committee chairs during fiscal 2016. For directors who attended more than 24 Board and/or committee meetings during fiscal year 2016, amounts include an additional $1,500 per meeting paid for each Board or committee meeting attended in excess of 24 meetings. For fiscal year 2016, the following directors attended more than 24 total Board or committee meetings: Mr. Butler (26); Ms. Gregor (25); Mr. Johri (28); Mr. Lenny (26); Ms. Marshall (26); and Mr. Schindler (29).

Non-Employee Director Compensation

2.

This column reflects the grant date fair value (computed in accordance with FASB ASC Topic 718) of the stock awards made to non-employee directors during fiscal 2016. No awards of stock options were made to non-employee directors during fiscal 2016. The number of RSUs granted to all directors other than Mr. Goldstone, the Chairman, and Messrs. Alford and McLevish, was determined by dividing $140,000 by the average of our closing stock price on the NYSE for the 30 trading days prior to grant. The number of RSUs granted to Mr. Goldstone, the Chairman, was determined by dividing $400,000 by this average. The number of RSUs granted to each of Messrs. Alford and McLevish was determined by dividing $116,667 by this average. At fiscal year-end, the aggregate number of outstanding stock awards and outstanding unexercised option awards held by each non-employee director was as set forth below:

Name	Outstanding Stock Awards Held at FYE (#)	Outstanding Stock Options Held at FYE (#)
Bradley A. Alford	2,827	-
Mogens C. Bay	-	-
Thomas K. Brown	3,778	-
Stephen G. Butler	3,778	42,000
Steven F. Goldstone	10,795	464,850
Joie A. Gregor	3,778	-
Rajive Johri	3,778	15,000
W.G. Jurgensen	3,778	42,000
Richard H. Lenny	3,778	20,250
Ruth Ann Marshall	3,778	33,000
Timothy R. McLevish	2,827	-
Andrew J. Schindler	3,778	33,000
Kenneth E. Stinson	-	42,000

3.

The amount reported reflects the amount paid to a designated charitable organization on the director’s behalf under the matching gifts program described above. In the case of Ms. Marshall, due to an administrative error by the company, an amount in excess of $10,000 was paid to a charitable organization on her behalf in fiscal 2016.

Information on Stock Ownership

Information on Stock Ownership

Voting Securities of Directors, Officers and Greater Than 5% Owners

The table below shows the shares of ConAgra Foods common stock beneficially owned as of July 29, 2016 by (1) beneficial owners of more than 5% of our outstanding common stock, (2) our current directors, (3) our named executive officers and (4) all current directors and executive officers as a group.

As discussed in this Proxy Statement, our directors and executive officers are committed to owning stock in ConAgra Foods. Both groups have stock ownership requirements that preclude them from selling any ConAgra Foods common stock in the market (other than to cover the cost of the exercise price and, in the case of executive officers, minimum statutory tax withholding) until they have enough shares to meet and maintain their stock ownership guidelines pre- and post-sale.

To better show the financial stake of our directors and executive officers in the company, we have included a “Share Units” column in the table. The column, which is not required under SEC rules, shows deferred shares owned by non-employee directors through the ConAgra Foods, Inc. Directors’ Deferred Compensation Plan and deferred shares owned by executive officers through the Voluntary Deferred Comp Plan. Although these shares will ultimately be settled in shares of common stock, they currently have no voting rights, nor will they be settled within 60 days of July 29, 2016.

Name	Number of Shares Owned (5)		Right to Acquire (7)	Percent of Class	Share Units
BlackRock, Inc. (1)	34,315,414		-	7.81%	N/A
State Street Corporation (2)	21,505,553		-	4.89%	N/A
The Vanguard Group (3)	38,530,534		-	8.77%	N/A
JANA Partners LLC (4)	27,388,351			6.23%	N/A
Bradley A. Alford	26,500		1,554	*	5,211
Thomas K. Brown	11,136		1,554	*	-
Stephen G. Butler	49,298	(6)	34,554	*	35,945
Sean Connolly			270,238	*	-
Steven F. Goldstone	63,268		388,123	*	87,184
Joie A. Gregor	26,178		1,554	*	20,590
Rajive Johri			1,554	*	36,259
W.G. Jurgensen	82,272		34,554	*	32,448
Richard H. Lenny	18,371		21,804	*	15,571
Ruth Ann Marshall	4,828		34,554	*	55,145
Timothy R. McLevish	-		1,554	*	5,211
Andrew J. Schindler	1,800		34,554	*	36,858
John Gehring	209,979	(6)	126,717	*	-
Colleen Batcheler	140,210		300,913	*	-
Thomas M. McGough	59,943	(6)	324,913	*	-
Thomas P. Werner	8,675		88,631	*	15,642
All Directors and Current Executive Officers as a Group (20 people)	772,613		1,789,910	*	346,064

*	Represents less than 1% of common stock outstanding.

1.	Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 10, 2016, which Schedule 13G/A specifies that BlackRock, Inc. has sole voting power with respect to 20,621,169 shares and sole dispositive power with respect to 24,289,605 shares and shared voting and dispositive power with respect to 25,809 shares. BlackRock’s address is listed on the Schedule 13G/A as: 55 East 52nd Street New York, NY 10055.

Information on Stock Ownership

2.	Based on a Schedule 13G/A filed by State Street Corporation and various subsidiaries with the SEC on February 22, 2016, which Schedule 13G/A specifies that State Street Corporation has shared voting and dispositive power with respect to all of its shares. State Street Corporation’s address is listed on the Schedule 13G/A as: State Street Financial Center, One Lincoln Street, Boston, MA 02111.

3.	Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2016, which Schedule 13G/A specifies that The Vanguard Group has sole voting power with respect to 789,233 shares, sole dispositive power with respect to 37,680,308 shares and shared dispositive power with respect to 850,225 shares. The Vanguard Group’s address is listed on the Schedule 13G/A as: 100 Vanguard Blvd., Malvern, PA 19355.

4.

Based on a Schedule 13D/A filed by JANA Partners LLC with the SEC on June 1, 2016, which Schedule 13D/A specifies that JANA Partners LLC has sole voting and dispositive power with respect to 27,388,351 shares including options to purchase 6,000,000 shares. JANA Partners LLC’s address is listed on the Schedule 13D/A as: 767 Fifth Avenue, 8th Floor, New York, NY 10153.

5.	For executive officers and directors, reflects shares that have been acquired through one or more of the following: (a) open market purchases, (b) vesting or exercise of share-based awards and (c) crediting to defined contribution plan accounts.

6.	For Mr. Gehring, includes 132,063 shares held by his spouse, who resides with him. For Mr. McGough, includes 400 shares held by his spouse, who resides with him. For Mr. Butler, includes 6,000 shares held by his spouse, who resides with him.

7.	Reflects shares that the individual has the right to acquire within 60 days of July 29, 2016 through the exercise of stock options or vesting of RSUs. The “All Directors and Current Executive Officers as a Group” calculation includes 122,585 options for current executive officers not individually named in this table.

Audit / Finance Committee Report

Audit / Finance Committee Report

The Audit / Finance Committee assists the Board in fulfilling its oversight responsibilities by reviewing (1) the integrity of the financial statements of the company, (2) the qualifications, independence and performance of the company’s independent auditor and internal audit department, (3) compliance by the company with legal and regulatory requirements and (4) the company’s financing strategies and capital structure. The Audit / Finance Committee acts under a written charter, adopted by the Board, a copy of which is available on our website.

Management is responsible for the company’s financial reporting process and internal controls. The independent auditor is responsible for performing an independent audit of the company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and assessing the effectiveness of the company’s internal control over financial reporting. The Audit / Finance Committee oversees the company’s financial reporting process and internal controls on behalf of the Board.

The Audit / Finance Committee has sole authority to retain, compensate, oversee and terminate the independent auditor. The Audit / Finance Committee reviews the company’s annual audited financial statements, quarterly financial statements and other filings with the SEC. The Audit / Finance Committee reviews reports on various matters, including: (1) critical accounting policies of the company; (2) material written communications between the independent auditor and management; (3) the independent auditor’s internal quality-control procedures; (4) significant changes in the company’s selection or application of accounting principles; and (5) the effect of regulatory and accounting initiatives on the financial statements of the company. The Audit / Finance Committee also has the authority to conduct investigations within the scope of its responsibilities and to retain legal, accounting and other advisors to assist the Audit / Finance Committee in its functions.

During the last fiscal year, the Audit / Finance Committee met and held discussions with representatives of ConAgra Foods’ management, its internal audit staff and KPMG LLP, ConAgra Foods’ independent auditor. Representatives of financial management, the internal audit staff and the independent auditor have unrestricted access to the Audit / Finance Committee and periodically meet privately with the Audit / Finance Committee. The Audit / Finance Committee reviewed and discussed with ConAgra’s management and KPMG LLP the audited financial statements contained in the company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2016.

The Audit / Finance Committee also discussed with the independent auditor the matters required to be discussed by the auditor with the Audit / Finance Committee under applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee, as well as by SEC regulations. The Audit / Finance Committee also reviewed and discussed with KPMG LLP its independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to KPMG’s independence from ConAgra Foods, including those of the Public Company Accounting Oversight Board. The Audit / Finance Committee also considered whether the provision of non-audit services provided by KPMG LLP to the company during fiscal 2016 was compatible with the auditor’s independence.

Based on these reviews and discussions and the report of the independent auditor, the Audit / Finance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2016 for filing with the SEC.

ConAgra Foods, Inc. Audit / Finance Committee

Stephen G. Butler, Chair	Thomas K. Brown

Joie A. Gregor	Rajive Johri

Timothy R. McLevish	Andrew J. Schindler

Voting Item #2: Ratification of the Appointment of Independent Auditor for Fiscal 2017

Voting Item #2: Ratification of the Appointment of Independent Auditor for Fiscal 2017

The Audit / Finance Committee has appointed KPMG LLP, an independent registered public accounting firm, as our independent auditor for fiscal 2017 to conduct the audit of our financial statements. KPMG LLP has conducted the audits of our financial statements since fiscal 2006. The Audit / Finance Committee and the Board request that the shareholders ratify this appointment.

Representatives from KPMG LLP are expected to be present at the 2016 Annual Meeting. The representatives will have the opportunity to make a statement and will be available to respond to appropriate questions. In the event that shareholders do not ratify the appointment, the Audit / Finance Committee will reconsider the appointment. Even if the appointed auditor is ratified, the Audit / Finance Committee may appoint a different independent auditor at any time if, in its discretion, it determines that such a change would be in ConAgra Foods’ and its shareholders’ best interests.

Fees billed by KPMG LLP for services provided for fiscal years 2016 and 2015 were as follows:

	Fiscal 2016	Fiscal 2015
Audit Fees	$7,540,000	$5,877,000
Audit-Related Fees	78,000	268,000
Tax Fees	141,000	150,000
All Other Fees	-	-

Total Fees	$7,759,000	$6,295,000

•

Audit Fees consist of the audits of our annual financial statements and the review of our quarterly financial statements. The amount for fiscal year 2016 includes fees for services in connection with an audit of the former Private Brands business in connection with its sale and an audit of the Lamb Weston business in connection with the planned spin-off transaction. The amount for fiscal year 2015 includes fees related to our financing transactions during fiscal 2015.

•	Audit-Related Fees in fiscal years 2016 and 2015 consisted of acquisition due diligence and other attestation services.

•	Tax Fees in fiscal years 2016 and 2015 consisted of tax consultation and tax compliance services.

The Audit / Finance Committee pre-approves all audit and non-audit services performed by the independent auditor. The Audit / Finance Committee will periodically grant a general pre-approval of categories of audit and non-audit services. Any other services must be specifically approved by the Audit / Finance Committee, and any proposed services exceeding pre-approved cost levels must be specifically pre-approved by the Audit / Finance Committee. In periods between Audit / Finance Committee meetings, the Chairman of the Audit / Finance Committee has been delegated authority from the Committee to pre-approve additional services; any such pre-approvals are subsequently communicated to the full Audit / Finance Committee at its next meeting.

The Audit / Finance Committee approved 100% of the services performed by KPMG LLP that were billed as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees during fiscal years 2016 and 2015.

The Board of Directors recommends a vote “FOR” the Ratification of the Appointment of KPMG LLP as Independent Auditor for Fiscal 2017.

Voting Item #3: Advisory Approval of Named Executive Officer Compensation

Voting Item #3: Advisory Approval of Named Executive Officer Compensation

Consistent with our shareholders’ preference as indicated at our 2011 Annual Meeting, our shareholders are given an opportunity to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers on an annual basis. The 2016 vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers as we have described in the “Compensation Discussion and Analysis” and tabular sections of this Proxy Statement, beginning on page 17. Our executive compensation program rewards performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other corporations for top talent, and aligns our executives’ interests with the long-term interests of our shareholders.

Since we began seeking a shareholder vote on the compensation of our named executive officers, shareholders have exhibited strong support of our executive compensation program. At each of our last three annual meetings – 2015, 2014 and 2013 – over 90% of the votes cast on this voting item have been cast in favor of approving such compensation.

Our Compensation Discussion and Analysis describes in detail the components of our executive compensation program and the process by which the Board makes executive compensation decisions. Highlights of our program include the following:

•

Consistent with our pay-for-performance philosophy, the majority of our named executive officers’ targeted fiscal 2016 compensation was tied to company performance. For our Chief Executive Officer, incentive compensation represented 87% of his total compensation opportunity. For our other named executive officers, incentive compensation represented 86% of their total opportunity. Our fiscal 2016 MIP funded and paid out at above-target levels for each named executive officer, due to our above plan earnings performance during fiscal 2016 and the individual contributions of our executives. The fiscal 2014 to 2016 cycle of the PSP concluded this year with payouts well below targeted levels. Strong performance in fiscal 2016 was insufficient to overcome weaker financial performance in fiscal years 2014 and 2015.

•

Multiple performance metrics are utilized in our plans and programs to discourage excessive risk-taking. Our program’s design does not encourage excessive focus on a single performance goal to the detriment of other measures of success.

•	Substantial stock ownership requirements ensure that our senior executives maintain a significant stake in our long-term success.

•

Our clawback policy allows recovery of certain incentive compensation payments from executives in the event of a material restatement of our financial statements resulting from their fraudulent, dishonest or reckless actions.

•

We design our compensation programs to motivate our executives to win during tough economic times and to achieve our fundamental and overriding objective – to create sustainable, profitable growth for our shareholders.

While this vote is advisory and not binding on our company, the Board and its HR Committee value the opinions of our shareholders and expect to consider the outcome of the vote, along with other relevant factors, when considering named executive officer compensation in the future. We expect to hold our next advisory vote at our 2017 Annual Meeting.

We are asking our shareholders to once again indicate their support for the compensation of our named executive officers as described in this Proxy Statement. Accordingly, we are asking our shareholders to vote to approve the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, is hereby APPROVED.”

The Board of Directors recommends a vote “FOR” the Resolution Approving the Compensation of our Named Executive Officers.

Additional Information

Additional Information

Information About the 2016 Annual Meeting

Revoking a Proxy. You can revoke your proxy at any time before your shares are voted if you (1) are the record owner of your shares and submit a written revocation to our Corporate Secretary at or before the 2016 Annual Meeting (mail to: ConAgra Foods, Inc., Attn: Corporate Secretary, 222 West Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654), (2) submit a timely later-dated proxy (or voting instruction card if you hold shares through a broker, bank or nominee), or (3) provide timely subsequent Internet or telephone voting instructions. You may also attend the meeting in person and vote in person, subject to the legal proxy requirement noted on page 1 for street name owners.

ConAgra Foods Retirement Income Savings Plan, ConAgra Foods Employee Stock Purchase Plan and TreeHouse Private Brands Retirement Income Savings Plan. If you hold shares in the ConAgra Foods Retirement Income Savings Plan, the ConAgra Foods Employee Stock Purchase Plan or the TreeHouse Private Brands Retirement Income Savings Plan, your voting instruction card covers the shares credited to your plan account. The trustee for the ConAgra Foods Retirement Income Savings Plan, the ConAgra Foods Employee Stock Purchase Plan or the TreeHouse Private Brands Retirement Income Savings Plan, as applicable, must receive your voting instructions by 11:59 p.m. Eastern Time on Tuesday, September 20, 2016. If the respective plan trustee does not receive your instructions by that time, the trustee will vote the shares held by the ConAgra Foods Retirement Income Savings Plan, the ConAgra Foods Employee Stock Purchase Plan or the TreeHouse Private Brands Retirement Income Savings Plan, as applicable, in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received.

Proxy Solicitation. We have engaged Innisfree M&A Incorporated as our proxy solicitor for the 2016 Annual Meeting at an estimated cost of approximately $12,000 plus disbursements. Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person. Our directors, officers and other employees may also solicit proxies in the ordinary course of their employment. ConAgra Foods will bear the cost of the solicitation, including the cost of reimbursing brokerage houses and other custodians for their expenses in sending proxy materials to you.

Quorum. A majority of the shares of common stock outstanding on the record date must be present in person or by proxy at the meeting to constitute a quorum. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved. The inspectors will also treat proxies held in “street name” by brokers where the broker indicates that it does not have authority to vote on one or more of the proposals coming before the meeting (“broker non-votes”) as “present” for purposes of determining whether a quorum has been achieved.

Vote Requirements and Manner of Voting Proxies. If a quorum is present:

•

We will hold an election of directors. Each outstanding share of common stock of ConAgra Foods is entitled to cast one vote for each director position. In an uncontested election, a director will be elected if he or she receives the affirmative vote of a majority of the votes cast in the election. An incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast in the election is required promptly to tender his or her resignation to the Board, and the resignation will be accepted or rejected by the Board as more fully described in the “Corporate Governance” section of this Proxy Statement. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the election of directors.

•

We will vote on ratification of the appointment of the independent auditor for fiscal 2017. The appointment of the independent auditor for fiscal 2017 will be ratified if approved by a majority of the votes cast. Abstentions are not treated as votes cast and therefore will not affect the outcome of the vote. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to the matter.

Additional Information

•

We will vote on the approval, on a non-binding advisory basis, of our named executive officers’ compensation. The non-binding advisory resolution to approve the compensation of the company’s named executive officers, as described in the “Compensation Discussion and Analysis” and tabular compensation disclosure in this Proxy Statement, will be considered adopted if approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not affect the outcome of the votes on this matter.

The shares represented by valid proxies received by Internet, by telephone or by mail and not properly revoked will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: “For” the election of all of the director nominees for director named in this Proxy Statement; “For” the ratification of the appointment of our independent auditor for fiscal 2017; and “For” the resolution to approve the compensation of the company’s named executive officers. If any matter not described above is properly presented at the meeting, the proxy gives authority to the persons named on the proxy card to vote as recommended by the Board on such other matters.

Multiple Shareholders Sharing an Address

We are allowed to deliver a single Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement to a household at which two or more shareholders reside when we believe those shareholders are members of the same family. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. You will continue to receive individual proxy cards for each registered account. If you receive a single set of proxy materials but prefer to receive separate copies for each registered account in your household, please contact our agent, Broadridge, by telephone at 1-800-542-1061 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge will remove you from the householding program within 30 days after it receives your request, at which point you will begin receiving an individual copy of the proxy materials for each registered account. You can also contact Broadridge at the telephone number or address above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Shareholder Proposals to be Included in our 2017 Proxy Statement

To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received at our principal executive offices no later than the close of business on April 12, 2017. Address proposals to the Corporate Secretary, ConAgra Foods, Inc., 222 West Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654.

Other Shareholder Proposals to be Presented at our 2017 Annual Meeting

Our by-laws provide that any shareholder proposal that is sought to be presented directly at the 2017 Annual Meeting but not submitted for inclusion in the Proxy Statement for the 2017 Annual Meeting must be received at our principal executive office not less than 90 nor more than 120 days prior to the first anniversary of the 2016 Annual Meeting. If the date of the 2017 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, then the notice must be received not later than the 90th day prior to the meeting day or the tenth day following public announcement of the meeting date. Our by-laws also specify the information that must accompany the notice.

The proxy card for the 2017 Annual Meeting will give discretionary authority with respect to all shareholder proposals properly brought before the 2017 Annual Meeting that are not included in the Proxy Statement for the 2017 Annual Meeting. Address proposals to the Corporate Secretary, ConAgra Foods, Inc., 222 West Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654.

***

Appendix A – Reconciliation of GAAP and Non-GAAP Information

Diluted EPS from Continuing Operations Reconciliation for Regulation G Purposes

Total FY16 Diluted EPS from continuing operations	$1.09
Items impacting comparability:
Net expense related to year-end re-measurement of pension amounts	0.49
Net expense related to restructuring and integration costs, and costs related to Lamb Weston spin-off (FY16)	0.41
Net expense related to goodwill and intangible impairment charges	0.07
Net expense related to debt tender offer	0.04
Net (benefit) expense related to tax matters	0.03
Net benefit related to Lamb Weston pension plan settlement	(0.03)
Net (benefit) expense related to unallocated mark-to-market impact of derivatives	(0.03)
Net (benefit) expense related to recent developments in a legacy legal matter	0.01
Net benefit related to gain on asset sale	(0.01)
Rounding	0.01

Diluted EPS from continuing operations, adjusted for items impacting comparability	$2.08

ADMISSION TICKET ConAgra Foods, Inc. 2016 Annual Meeting of Shareholders Friday, September 23, 2016 8:30 a.m. CDT Hyatt Regency Chicago, West Tower Crystal Ballroom A 151 East Wacker Drive Chicago, Illinois 60601 You must present this admission ticket, along with one form of government-issued photo identification (such as a valid driver’s license or passport) in order to gain admittance to the Annual Meeting of Shareholders on September 23, 2016. This ticket is not transferable and admits only the shareholder(s) listed on the reverse side and one guest. Cameras, recording devices and large packages/containers will not be permitted at the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. E12920-P81294 PROXY—CONAGRA FOODS, INC. Please vote and sign on reverse side. This Proxy is Solicited by the Board of Directors for the September 23, 2016 Annual Meeting of Shareholders. The undersigned appoints each of Steven F. Goldstone and Sean M. Connolly as proxies, with full power of substitution, to vote all shares of common stock of ConAgra Foods, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders and any adjournment or postponements thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE PROXIES WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS. If you wish to vote by mailing this proxy card, please mark the boxes accordingly, indicate the date, sign your name exactly as it appears on this card and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. Information on telephonic and Internet voting is on the reverse side of this proxy card. You may also vote via telephone or the Internet. Please see the reverse side of this card for information about telephonic or Internet voting. Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. Telephone and Internet voting are available until 11:59 p.m. (ET) on September 22, 2016. Continued and to be signed on reverse side

222 WEST MERCHANDISE MART PLAZA SUITE 1300 CHICAGO, ILLINOIS 60654 VOTE BY INTERNET—www.proxyvote.com 1. Read the accompanying Proxy Statement and this proxy card. 2. Go to the Website www.proxyvote.com. 3. Follow the instructions. VOTE BY PHONE—1-800-690-6903 1. Read the accompanying Proxy Statement and this proxy card. 2. Call toll free at 1-800-690-6903. 3. Follow the recorded instructions. VOTE BY MAIL 1. Read the accompanying Proxy Statement and this proxy card. 2. Mark, sign and date your proxy card. 3. Return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Phone or Internet, please do not mail this Proxy Card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E12919-P81294 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CONAGRA FOODS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the COMPANY PROPOSALS number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR the following nominees for director: ! ! ! 1. Election of Directors 01) Bradley A. Alford 07) Rajive Johri 02) Thomas K. Brown 08) W.G. Jurgensen 03) Stephen G. Butler 09) Richard H. Lenny 04) Sean M. Connolly 10) Ruth Ann Marshall 05) Steven F. Goldstone 11) Timothy R. McLevish 06) Joie A. Gregor The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 2. Rati?cation of the appointment of Independent Auditor ! ! ! The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 3. Advisory vote to approve compensation of the Company’s named executive officers ! !! NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this proxy card. Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET ConAgra Foods, Inc. 2016 Annual Meeting of Shareholders Friday, September 23, 2016 8:30 a.m. CDT Hyatt Regency Chicago, West Tower Crystal Ballroom A 151 East Wacker Drive Chicago, Illinois 60601 You must present this admission ticket, along with one form of government-issued photo identification (such as a valid driver’s license or passport) in order to gain admittance to the Annual Meeting of Shareholders on September 23, 2016. This ticket is not transferable and admits only the shareholder(s) listed on the reverse side and one guest. Cameras, recording devices and large packages/containers will not be permitted at the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. E12922-P81294 VOTING INSTRUCTION CARD—CONAGRA FOODS, INC. Please vote and sign on reverse side. This Voting Instruction Card is Solicited by the Board of Directors for the September 23, 2016 Annual Meeting of Shareholders. As a participant in the ConAgra Foods Employee Stock Purchase Plan (the “ESPP”), I hereby direct Computershare, as Trustee, to vote all shares of common stock I hold in this plan account in accordance with the instructions set forth on the reverse side. THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN YOUR INSTRUCTION CARD BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE TRUSTEE WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3. If you wish to vote using this voting instruction card, please mark the boxes accordingly, sign your name exactly as it appears on this card, indicate the date and return this card in the enclosed envelope. If you are a current or former employee of ConAgra Foods, Inc. and have an interest in ESPP, your proportionate interest as of July 29, 2016 is shown on this voting instruction card and the instructions you provide will determine how the Trustee will vote. If you do not vote, the Trustee will vote the shares in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received, unless contrary to applicable law. You may also vote via telephone or the Internet. Please see the reverse side of this card for information about telephonic or Internet voting. Your telephone or Internet voting instruction authorizes Computershare to vote these shares in the same manner as if you marked, signed and returned this voting instruction card. Whether you vote by mail, telephone or via the Internet, your vote must be returned by 11:59 p.m. (ET) on September 20, 2016. Continued and to be signed on reverse side

VOTE BY INTERNET—www.proxyvote.com 1. Read the accompanying Proxy Statement and this voting instruction card. 2. Go to the Website www.proxyvote.com. 3. Follow the instructions. 222 WEST MERCHANDISE MART PLAZA VOTE BY PHONE—1-800-690-6903 1. Read the accompanying Proxy Statement and this voting instruction card. SUITE 1300 2. Call toll free at 1-800-690-6903. CHICAGO, ILLINOIS 60654 3. Follow the recorded instructions. VOTE BY MAIL 1. Read the accompanying Proxy Statement and this voting instruction card. 2. Mark, sign and date your voting instruction card. 3. Return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Phone or Internet, please do not mail this Voting Instruction Card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E12921-P81294 KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CONAGRA FOODS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the COMPANY PROPOSALS number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR the following nominees for director: ! ! ! 1. Election of Directors 01) Bradley A. Alford 07) Rajive Johri 02) Thomas K. Brown 08) W.G. Jurgensen 03) Stephen G. Butler 09) Richard H. Lenny 04) Sean M. Connolly 10) Ruth Ann Marshall 05) Steven F. Goldstone 11) Timothy R. McLevish 06) Joie A. Gregor The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 2. Rati?cation of the appointment of Independent Auditor ! ! ! The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 3. Advisory vote to approve compensation of the Company’s named executive of?cers ! ! ! NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this voting instruction card. Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET ConAgra Foods, Inc. 2016 Annual Meeting of Shareholders Friday, September 23, 2016 8:30 a.m. CDT Hyatt Regency Chicago, West Tower Crystal Ballroom A 151 East Wacker Drive Chicago, Illinois 60601 You must present this admission ticket, along with one form of government-issued photo identi?cation (such as a valid driver’s license or passport) in order to gain admittance to the Annual Meeting of Shareholders on September 23, 2016. This ticket is not transferable and admits only the shareholder(s) listed on the reverse side and one guest. Cameras, recording devices and large packages/containers will not be permitted at the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. E12918-P81294 VOTING INSTRUCTION CARD—CONAGRA FOODS, INC. Please vote and sign on reverse side. This Voting Instruction Card is Solicited by the Board of Directors for the September 23, 2016 Annual Meeting of Shareholders. As a participant in the ConAgra Foods Retirement Income Savings Plan (the “CRISP”), I hereby direct State Street Bank and Trust Company, as Trustee, to vote all shares of common stock I hold in this plan account in accordance with the instructions set forth on the reverse side. THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN YOUR INSTRUCTION CARD BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE TRUSTEE WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3. If you wish to vote using this voting instruction card, please mark the boxes accordingly, sign your name exactly as it appears on this card, indicate the date and return this card in the enclosed envelope. If you are a current or former employee of ConAgra Foods, Inc. and have an interest in CRISP, your proportionate interest as of July 29, 2016 is shown on this voting instruction card and the instructions you provide will determine how the Trustee will vote. If you do not vote, the Trustee will vote the shares in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received, unless contrary to applicable law. You may also vote via telephone or the Internet. Please see the reverse side of this card for information about telephonic or Internet voting. Your telephone or Internet voting instruction authorizes State Street Bank and Trust Company to vote these shares in the same manner as if you marked, signed and returned this voting instruction card. Whether you vote by mail, telephone or via the Internet, your vote must be returned by 11:59 p.m. (ET) on September 20, 2016. Continued and to be signed on reverse side

222 WEST MERCHANDISE MART PLAZA SUITE 1300 CHICAGO, ILLINOIS 60654 VOTE BY INTERNET—www.proxyvote.com 1. Read the accompanying Proxy Statement and this voting instruction card. 2. Go to the Website www.proxyvote.com. 3. Follow the instructions. VOTE BY PHONE—1-800-690-6903 1. Read the accompanying Proxy Statement and this voting instruction card. 2. Call toll free at 1-800-690-6903. 3. Follow the recorded instructions. VOTE BY MAIL 1. Read the accompanying Proxy Statement and this voting instruction card. 2. Mark, sign and date your voting instruction card. 3. Return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Phone or Internet, please do not mail this Voting Instruction Card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E12917-P81294 KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CONAGRA FOODS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the COMPANY PROPOSALS number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR the following nominees for director: ! ! ! 1. Election of Directors 01) Bradley A. Alford 07) Rajive Johri 02) Thomas K. Brown 08) W.G. Jurgensen 03) Stephen G. Butler 09) Richard H. Lenny 04) Sean M. Connolly 10) Ruth Ann Marshall 05) Steven F. Goldstone 11) Timothy R. McLevish 06) Joie A. Gregor The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 2. Rati?cation of the appointment of Independent Auditor ! ! ! The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 3. Advisory vote to approve compensation of the Company’s named executive of?cers ! ! ! NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this voting instruction card. Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET ConAgra Foods, Inc. 2016 Annual Meeting of Shareholders Friday, September 23, 2016 8:30 a.m. CDT Hyatt Regency Chicago, West Tower Crystal Ballroom A 151 East Wacker Drive Chicago, Illinois 60601 You must present this admission ticket, along with one form of government-issued photo identi?cation (such as a valid driver’s license or passport) in order to gain admittance to the Annual Meeting of Shareholders on September 23, 2016. This ticket is not transferable and admits only the shareholder(s) listed on the reverse side and one guest. Cameras, recording devices and large packages/containers will not be permitted at the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. E12924-P81294 VOTING INSTRUCTION CARD—CONAGRA FOODS, INC. Please vote and sign on reverse side. This Voting Instruction Card is Solicited by the Board of Directors for the September 23, 2016 Annual Meeting of Shareholders. As a participant in the TreeHouse Private Brands Retirement Income Savings Plan, I hereby direct T. Rowe Price as Trustee, to vote all shares held in this plan account as I instruct in the instructions listed below. THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN YOUR INSTRUCTION CARD BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE TRUSTEE WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3. If you wish to vote using this voting instruction card, please mark the boxes accordingly, sign your name exactly as it appears on this card, indicate the date and return the card in the enclosed envelope. If you are a current or former employee of ConAgra Foods, Inc. and have an interest in TreeHouse Private Brands Retirement Income Savings Plan, your proportionate interest as of July 29, 2016 is shown on this voting instruction card and the instructions you provide on this card will determine how the Trustee will vote. If you do not vote, the Trustee will vote the shares in a single block in accordance with the instructions received with respect to a majority of the shares for which instructions are received, unless contrary to applicable law. You may also vote via telephone or the Internet. Please see the reverse side of this card for information about telephonic or Internet voting. Your telephone or Internet voting instruction authorizes T. Rowe Price to vote these shares in the same manner as if you marked, signed and returned this voting instruction card. Whether you vote by mail, telephone or via the Internet, your vote must be returned by 11:59 p.m. (ET) on September 20, 2016. Continued and to be signed on reverse side

222 WEST MERCHANDISE MART PLAZA SUITE 1300 CHICAGO, ILLINOIS 60654 VOTE BY INTERNET—www.proxyvote.com 1. Read the accompanying Proxy Statement and this voting instruction card. 2. Go to the Website www.proxyvote.com. 3. Follow the instructions. VOTE BY PHONE—1-800-690-6903 1. Read the accompanying Proxy Statement and this voting instruction card. 2. Call toll free at 1-800-690-6903. 3. Follow the recorded instructions. VOTE BY MAIL 1. Read the accompanying Proxy Statement and this voting instruction card. 2. Mark, sign and date your voting instruction card. 3. Return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Phone or Internet, please do not mail this Voting Instruction Card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E12923-P81294 KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CONAGRA FOODS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the COMPANY PROPOSALS number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR the following nominees for director: ! ! ! 1. Election of Directors 01) Bradley A. Alford 07) Rajive Johri 02) Thomas K. Brown 08) W.G. Jurgensen 03) Stephen G. Butler 09) Richard H. Lenny 04) Sean M. Connolly 10) Ruth Ann Marshall 05) Steven F. Goldstone 11) Timothy R. McLevish 06) Joie A. Gregor The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 2. Rati?cation of the appointment of Independent Auditor ! ! ! The Board of Directors recommends a vote FOR the following proposal: For Against Abstain 3. Advisory vote to approve compensation of the Company’s named executive of?cers ! ! ! NOTE: The shares will be voted as directed, or if no direction is indicated, as described on the reverse side of this voting instruction card. Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date